Exhibit 99.1

KAHN SWICK & FOTI, LLC

Kim E. Miller (SBN 178370)

kim.miller@ksfcounsel.com

250 Park Avenue, 7th Floor

New York, NY 10177

Telephone: (212) 696-3730

Facsimile: (504) 455-1498

Lead Counsel for Lead Plaintiff Timothy M. Weis,

Additional Plaintiff Angelo Federico, and the Settlement Class

UNITED STATES DISTRICT COURT

CENTRAL DISTRICT OF CALIFORNIA

SAM FARRAR, Individually and on Behalf of All Others Similarly Situated, Plaintiff, v. WORKHORSE GROUP, INC., DUANE HUGHES, STEVE SCHRADER, ROBERT WILLISON, and GREGORY ACKERSON Defendants.	Case No. 2:21-cv-02072-CJC-PVC STIPULATION OF SETTLEMENT

This Stipulation of Settlement dated January 13, 2023 (the “Stipulation”) is made and entered into by and among: (i) Lead Plaintiff Timothy M. Weis and Additional Plaintiff Angelo Federico (“Plaintiffs”), on behalf of themselves and each of the Settlement Class Members, by and through their counsel of record; and (ii) Workhorse Group Inc. (“Workhorse” or “Company”), Duane Hughes, Steve Schrader, Robert Willison, and Gregory Ackerson (collectively, Defendants), by and through their counsel of record. The Stipulation is intended to fully, finally, and forever resolve, discharge, and settle the Released Claims (as defined herein), subject to the approval of the Court and the terms and conditions set forth in this Stipulation.

I. THE LITIGATION

The initial complaint in this Action was filed on March 8, 2021. ECF No. 1. Three days later, a second, substantially similar complaint was filed in Kinney v. Workhorse Group, Inc., et al, No. 2:21-cv-02207-CJC-PVC (C.D. Cal.). On March 8, 2021, notice that a class action had been initiated against Defendants was published on Business Wire, a widely-circulated national business-oriented wire service, advising members of the proposed Class of their right to move to serve as lead plaintiff within 60 days of publication of the Notice. ECF No. 31-1.

Nine competing motions for appointment as lead plaintiff were filed, but by May 17, 2021, all movants other than Mr. Weis had filed notices of withdrawal or non-opposition to competing motions. ECF No. 57. On May 18, 2021, the Court issued an order consolidating the two actions, appointing Mr. Weis as Lead Plaintiff, and approving the selection of Kahn Swick & Foti LLC (“KSF”) as Lead Counsel. ECF No. 61.

On July 16, 2021, after conducting an extensive investigation involving interviews of former employees as well as substantial legal and fact research and review of news reports, Lead Plaintiff filed the Amended Complaint for Violation of Federal Securities Law against Defendants, naming Mr. Federico as an Additional Plaintiff. ECF No. 64. In the Amended Complaint, Plaintiffs alleged that Defendants: (1) made materially false and misleading statements regarding the Company’s production and manufacturing capabilities, “backlog” of purchase orders, and positioning for a multi-billion dollar contract with the United States Postal Service (“USPS”) to manufacture its new fleet of approximately 165,000 next generation delivery vehicles (“NGDV”), in violation of Sections 10(b) and 20(a) of the Exchange Act and Rules 10b-5(b) promulgated thereunder, and (2) engaged in a scheme to defraud investors into believing, among other things, that Workhorse was capable of winning the NGDV Contract, in violation of Rule 10b-5(a) and (c).

Defendants moved to dismiss the Amended Complaint (ECF No. 65). Plaintiffs opposed. ECF No. 70. Defendants replied. ECF No. 72. On December 2, 2021, the Court denied, in substantial part, Defendants’ motion to dismiss. ECF No. 74.

Following the ruling on Defendants’ motion to dismiss, the Parties began formal discovery. The Parties exchanged initial disclosures, pursuant to Rule 26(a)(1) of the Federal Rules of Civil Procedure, on January 14, 2022. In the ensuing months, Plaintiffs served written discovery on Defendants, including Requests for Production and Interrogatories. Plaintiffs also issued 18 document subpoenas to third parties, including Workhorse’s Class Period accountant and numerous customers of Workhorse. Counsel for the Parties also engaged in numerous meet-and-confer discussions and exchanged written correspondence in order to address the Parties’ respective objections with respect to written discovery requests and subpoenas and to seek to reach agreement on the scope of document and deposition discovery, including negotiating search terms and custodians and discussing electronically-stored information and other sources of potentially relevant information. Plaintiffs also exchanged extensive written correspondence and conducted meet-and-confers with numerous subpoenaed third parties. Plaintiffs collected and analyzed over 100,000 pages of documents from Defendants and third parties. Plaintiffs also sent a Notice of 30(b)(6) Deposition to Workhorse and began preparing for this deposition and the anticipated depositions of third-party VT Hackney, Workhorse’s initial partner on the NGDV Contract, as well as several current, well-placed Workhorse employees with knowledge of the NGDV Contract, Workhorse’s production capabilities, and other topics central to Plaintiffs’ claims. Plaintiffs also reached out to Defendants to coordinate on specific dates for depositions of Bill Mahlock, Workhorse’s former Director of Dealer and Support Operations, and Daniel Zito, Workhorse’s former Director of Business Development.

Believing it to be in all Parties’ best interests, the Parties engaged the services of Jed D. Melnick of JAMS, a nationally recognized mediator. After a full-day, in-person mediation in New York City on August 23, 2022, no settlement was reached. After ongoing negotiations and discussions, on October 26, 2022, the Parties executed a term sheet agreeing in principle to settle the Action, after all Parties accepted a proposal from the mediator for a settlement with a total value of $35 million, consisting of (i) $15 million in cash to be paid, or caused to be paid, by Workhorse and (ii) $20 million in Workhorse common stock based on the volume weighted average price for the fifteen (15) consecutive trading days ending on the trading day immediately preceding the date the Court enters the Judgment.

II. DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

Defendants have denied and continue to deny each and all of the claims alleged by Plaintiffs and the Settlement Class in the Action. Defendants expressly have denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Action.

Nonetheless, Defendants have concluded that further conduct of the Action would be protracted and expensive. Defendants also have taken into account the uncertainty and risks inherent in any litigation, especially in complex cases such as this Action. Defendants have, therefore, determined that it is desirable and beneficial to them that the Action be settled in the manner and upon the terms and conditions set forth in the Stipulation.

III. PLAINTIFFS’ CLAIMS AND THE BENEFITS OF SETTLEMENT

Plaintiffs believe that the claims asserted in the Action have merit and that the evidence developed to date supports the claims. However, Plaintiffs recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Action against Defendants through the remainder of discovery, class certification, summary judgment, trial, and possible appeals. Plaintiffs also have taken into account the uncertain outcome and the risk inherent in any litigation, especially in complex securities class-action litigations such as this Action, as well as the possibility of difficulties, delays, and unfavorable changes in law. Plaintiffs and their counsel believe that the Settlement set forth in this Stipulation confers substantial benefits upon and is in the best interests of the Settlement Class.

IV. TERMS OF THE STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among Plaintiffs (on behalf of themselves and all other Settlement Class Members) and Defendants, by and through their attorneys of record, that, subject to the approval of the Court, the Action and the Released Claims shall be finally and fully compromised, settled, and released, and the Action shall be dismissed with prejudice, as to all Parties, upon and subject to the terms and conditions of the Stipulation, as follows.

1. Definitions

As used in the Stipulation, the following terms have the meanings specified below:

The Parties

1.1 “Ackerson” means Gregory Ackerson, former Controller and current Chief Accounting Officer of Workhorse.

1.2 “Additional Plaintiff” means Angelo Federico.

1.3 “Lead Counsel” means KSF.

1.4 “Defendants” means Workhorse, Hughes, Schrader, Willison, and Ackerson, collectively.

1.5 “Defendants’ Counsel” means Sheppard, Mullin, Richter & Hampton LLP, counsel for Defendants Workhorse and Ackerson, and Katten Muchin Rosenman LLP, counsel for Defendants Hughes, Schrader, and Willison.

1.6 “Hughes” means Duane Hughes, former Chief Executive Officer of Workhorse.

1.7 “KSF” means Kahn Swick & Foti, LLC.

1.8 “Individual Defendants” means Hughes, Schrader, Willison, and Ackerson.

1.9 “Lead Plaintiff” means Timothy Weis.

1.10 “Plaintiffs” means Timothy Weis and Angelo Federico, collectively.

1.11 “Schrader” means Steve Schrader, former Chief Financial Officer of Workhorse.

1.12 “Willison” means Robert Willison, former Chief Operating Officer of Workhorse.

1.13 “Workhorse” or the “Company” means Workhorse Group Inc. and its predecessors and successors.

Additional Defined Terms

1.14 “Action” means the above-captioned case.

1.15 “Authorized Claimant” means any Settlement Class Member whose claim for recovery has been allowed pursuant to the terms of the Stipulation.

1.16 “Claimant” means any Settlement Class Member who files a Proof of Claim in such form and manner, and within such time, as the Court shall prescribe.

1.17 “Claims Administrator” means KCC Class Action Services, LLC.

1.18 “Claim Form” shall have the meaning set forth in 3.2 of this Stipulation.

1.19 “Class Period” means the period between March 10, 2020, and May 10, 2021, inclusive.

1.20 “Court” means the United States District Court for the Central District of California, Southern Division.

1.21 “Effective Date,” or the date upon which this Settlement becomes “effective,” means the date by which all of the events and conditions specified in  7.1 of the Stipulation have occurred.

1.22 “Escrow Account” means an interest-bearing account maintained by the Escrow Agent.

1.23 “Escrow Agent” means KSF.

1.24 “Exhibits” means all the exhibits to the Stipulation, including Exhibit A, Exhibit A-1, Exhibit A-2, Exhibit A-3, Exhibit A-4, and Exhibit B.

1.25 “Fee and Expense Application” shall have the meaning set forth in 6.1 of this Stipulation.

1.26 “Fee and Expense Award” shall have the meaning set forth in 5.2(c) of this Stipulation.

1.27 “Final” means when the last of the following with respect to the Judgment shall occur: (i) the expiration of the time to file a motion to alter or amend the Judgment under Federal Rule of Civil Procedure 59(e) has passed without any such motion having been filed; (ii) the expiration of the time in which to appeal the Judgment has passed (including to the extent that the time to appeal has been extended in a manner provided for in the Federal Rules of Civil Procedure) without any appeal having been taken, unless the date to take such an appeal shall have been extended by Court order; (iii) if a motion to alter or amend the Judgment is timely filed, the motion is denied; and (iv) if an appeal is taken, either (a) the appeal has been dismissed and the time, if any, for commencing any further appeal has expired, or (b) the Judgment has been affirmed in its entirety and the time, if any, for commencing any further appeal has expired. For purposes of this paragraph, an “appeal” shall include any petition for a writ of certiorari or other writ that may be filed in connection with approval or disapproval of this Settlement but shall not include any appeal that concerns only the issue of attorneys’ fees and reimbursement of costs or payments to Plaintiffs or the Plan of Allocation.

1.28 “Judgment” means the Final Order and Judgment approving the Settlement and dismissing the Action with prejudice, to be entered by the Court substantially in the form attached hereto as Exhibit B.

1.29 “Net Settlement Fund” means the balance of the Settlement Fund after payment of items (a) through (d) of 5.2 of this Stipulation.

1.30 “Notice” shall have the meaning set forth in 3.2 of this Stipulation.

1.31 “Person” means an individual, corporation, partnership, limited partnership, limited liability company, association, joint stock company, estate, legal representative, trust, unincorporated association, government, or any political subdivision or agency thereof, and any entity, including any business or legal entity, and, as to each of the foregoing, their spouses, heirs, predecessors, successors, representatives, or assignees.

1.32 “Plan of Allocation” means a plan or formula of allocation of the Settlement Fund, to be proposed by Lead Counsel and approved by the Court, whereby the Settlement Fund shall be distributed to Authorized Claimants after payment of items (a) through (d) of 5.2 of this Stipulation.

1.33 “Preliminary Approval Order” means the preliminary order issued by the Court as defined in 3.2 hereof and substantially in the form of Exhibit A hereto.

1.34 “Released Claims” means all claims and causes of action of every nature and description whatsoever whether known or unknown, asserted or unasserted, whether arising under federal, state, local, statutory, common, foreign or administrative law, or any other law, rule or regulation, whether fixed or contingent, at law or in equity, whether class or individual in nature, that Plaintiffs, or any other Settlement Class Member or their representatives, heirs, successors-in-interest and assigns, asserted in the Action or could have asserted, directly or indirectly, in any forum that arise out of or are based upon or related to the purchase, sale, acquisition, disposition or holding of Workhorse securities during the Class Period (including, without limitation, claims in connection with, relating to or arising from any public statement made or omissions to make statements by any Defendant during the Class Period and/or any of the allegations, transactions, facts, events, acts, failures to act, matters or occurrences that were or could have been alleged, asserted, contended, set forth, related to or referred to in the Action by Plaintiffs or Settlement Class Members). Released Claims includes “Unknown Claims” as defined in 1.46 of this Stipulation. “Released Claims” excludes claims to enforce the Settlement.

1.35 “Released Defendants’ Claims” means all claims (including but not limited to Unknown Claims), demands, losses, rights, and causes of action of any nature whatsoever, that have been or could have been asserted in the Action by the Released Defendants’ Parties, individually or in concert, against any of the Releasing Plaintiffs’ Parties, which arise out of or relate in any way to the institution, prosecution, assertion, settlement, or resolution of the Action (except for claims to enforce the Settlement).

1.36 “Released Defendants’ Parties” means each and all of the Defendants, each of their respective spouses and immediate family members (for individuals) and past, present and future direct and indirect parent entities, parent corporations, sister corporations, subsidiaries, related entities and affiliates, and, as applicable, their respective past and present general partners, limited partners, principals, shareholders, investors (however denominated), joint ventures, members, officers, directors, managers, managing directors, supervisors, employees, contractors, servants, consultants, auditors, accountants, financial advisors, professional advisors, investment bankers, representatives, insurers, reinsurers, receivers, trustees, trustors, agents, attorneys, legal representatives, professionals, predecessors, successors, assigns, assignors, legatees, devisees, estates, settlors, beneficiaries, heirs, executors, successors-in-interest, administrators, and any controlling person thereof.

1.37 “Releasing Plaintiffs’ Parties” means each and all of the Plaintiffs and members of the Settlement Class, and, as applicable, their respective family members, and their respective past, present and future general partners, limited partners, principals, shareholders, investors (however denominated), joint ventures, members, officers, directors, managers, managing directors, supervisors, employees, contractors, consultants, auditors, accountants, financial advisors, professional advisors, investment bankers, representatives, insurers, trustees, trustors, agents, attorneys, professionals, predecessors, successors, assigns, heirs, executors, administrators, and any controlling person thereof. Releasing Plaintiffs’ Parties do not include any Person who timely and validly seeks exclusion from the Settlement Class.

1.38 “Settlement” means the settlement embodied in this Stipulation.

1.39 “Settlement Amount” means the total amount of Thirty-Five Million U.S. Dollars ($35,000,000), with Fifteen Million U.S. Dollars ($15,000,000) to be provided in cash (the “Settlement Cash”), and the remainder to be paid in the form of shares of Workhorse common stock (the “Settlement Stock”) pursuant to 2.4 of this Stipulation, based on the volume weighted average price for the fifteen (15) consecutive trading days ending on the trading day immediately preceding the date the Court enters the Judgment (the “VWAP”).

1.40 “Settlement Class” means all Persons who purchased or otherwise acquired Workhorse securities during the Class Period and were damaged thereby, excluding Defendants, officers, and directors of Workhorse, members of their immediate families and their legal representative, heirs, successors, or assigns, and any entity in which Defendants have or had a controlling interest. Also excluded from the Settlement Class are those Persons who timely and validly request exclusion from the Class.

1.41 “Settlement Class Member” means a Person who falls within the definition of the Settlement Class as set forth in 1.40 of this Stipulation.

1.42 “Settlement Fund” means the Settlement Amount, deposited, or to be deposited, into the Escrow Account, pursuant to 2.2 to 2.4 of this Stipulation, plus all interest earned thereon pursuant to 2.3 and 2.12 of this Stipulation.

1.43 “Settlement Hearing” shall have the meaning set forth in 3.3 of this Stipulation.

1.44 “Stipulation” shall have the meaning set forth in the introductory paragraph of this document;

1.45 “Summary Notice” shall have the meaning set forth in 3.2 of this Stipulation;

1.46 “Unknown Claims” means any and all claims, demands, rights, liabilities, and causes of action of every nature and description which Plaintiffs, Settlement Class Members, or any Defendant does not know or suspect to exist in his, her or its favor at the time of their release of the Released Claims or the Released Defendants’ Claims, and including, without limitation, those which, if known by him, her or it, might have affected his, her or its decision(s) with respect to the Settlement, including the decision to object to the terms of the Settlement or to exclude himself, herself, or itself from the Settlement Class.

2.	The Settlement

2.1 The obligations incurred through the Stipulation shall be a full and final disposition of the Action and any and all Released Claims as against all Released Defendants’ Parties by Plaintiffs, or any Settlement Class Member, on behalf of themselves, their heirs, executors, administrators, successors, and assigns.

A.	The Settlement Fund

2.2 In full settlement of the claims asserted in the Action against Defendants and in consideration of the releases specified in 4.1 to 4.5 below, Defendants shall pay or cause to be paid the Settlement Cash to the Escrow Agent and Workhorse shall pay or cause to be paid the Settlement Stock to the Escrow Agent.

2.3 Defendants will pay or cause to be paid the Settlement Cash by wire or electronic funds transfer into the Escrow Account within 30 business days of the latter of: (a) preliminary approval of this Settlement by the Court, and (b) receipt of complete payment details from Lead Counsel, inclusive of all reasonably necessary information for an electronic funds transfer/ACH or wire transfer (including a tax identification number, wiring instructions, including bank name and address, ABA routing number, account name, account number, and SWIFT Code) and Lead Counsel and/or the receiving bank providing any required oral confirmation. The interest from the Settlement Cash in the Escrow Account will accrue to the benefit of the Settlement Class if the Court approves the Settlement. If the Court does not approve the Settlement, the interest and payment will be returned to the paying party(ies), less any amounts actually expended for claims administration.

2.4 The Escrow Agent will provide instructions for the transfer of the Settlement Stock to the Escrow Account within five (5) days after the Court enters the Judgment in this matter. Workhorse will transfer the Settlement Stock within five (5) days after the Settlement becomes Final, as defined in 1.27 hereof (the “Transfer Date”). All costs associated with the transfer of the Settlement Stock to the Escrow Account shall be borne by Workhorse. If, at market close on the trading day before the Transfer Date, the price per share stock deviates more than 25% above or below the VWAP, the number of shares of Settlement Stock shall be adjusted such that the overall value of the Settlement Stock is Twenty Million Dollars ($20,000,000). No fractional shares of Settlement Stock will be issued; the calculation of the number of shares to be distributed will be rounded up to the nearest whole share.

2.5 Upon receipt of the Settlement Stock, the Escrow Agent shall hold the Settlement Stock as fiduciaries for the benefit of the Settlement Class Members. The Escrow Agent shall, at its sole discretion, either: (i) sell the Settlement Stock proportionally over a period of thirty (30) trading days from the Transfer Date, with the proceeds of such sales placed in the Settlement Fund for the benefit of the Settlement Class Members; or (ii) distribute the Settlement Stock to Settlement Class Members who submit a valid claim in two equal distributions, the first distribution occurring within fifteen (15) to twenty (20) trading days after the entry of an Order by the Court approving Final Distribution of the Net Settlement Fund and the second distribution occurring fifteen (15) to twenty (20) trading days after the first distribution. The Escrow Agent shall have no liability for any sale, liquidation, transfer, or other disposition of the Settlement Stock absent gross negligence or willful misconduct.

2.6 The Settlement Stock shall be unrestricted and freely tradeable, except as otherwise provided in the Stipulation, and either registered or exempt from registration under the Securities Act pursuant to section 3(a)(10) of the Securities Act, 15 U.S.C. § 77c(a)(10), in that the Settlement Stock will be issued to or for the benefit of Settlement Class Members in exchange for their release of claims against the Defendants under the terms of the Stipulation. Pursuant to Section 3(a)(10) of the Securities Act, the Court’s judgment of the fairness of the Settlement may serve as a substitute for the registration requirements of the Securities Act with regard to any Settlement Stock. In the alternative, Workhorse, in its sole discretion, shall have the right to file a registration statement with the Securities and Exchange Commission covering the issuance of the Settlement Stock.

2.7 The Settlement Stock may be sold or transferred by recipients thereof who are not affiliates of Workhorse (as that term is defined in Rule 144 of the 1933 Act) or recipients deemed to be underwriters under the 1933 Act without registration under § 5 of the 1933 Act or compliance with Rule 144. To the extent applicable, the number of shares constituting the Settlement Stock will be adjusted to account for stock splits, reverse stock splits, and other similar actions taken by Workhorse. If Workhorse is sold, acquired or merges prior to distribution of the Settlement Stock to the Settlement Class, the shares will be treated for purposes of any corporate transaction as if they had been issued, distributed and outstanding, and will receive the same proportionate treatment as other shares of Workhorse, and for the purposes of this Settlement such shares shall be valued consistent with the terms in 2.4 hereof, for the fifteen (15) consecutive trading days ending on the trading day immediately preceding the announcement of any sale, acquisition or merger.

2.8 Other than with respect to the obligations undertaken by Workhorse described in 2.4 hereof, Defendants shall have no liability with respect to, or responsibility for, the sale of the Settlement Stock, or with respect to the trading value of, or any losses incurred by any party with respect to, any Settlement Stock.

2.9 This is not a claims-made settlement. Defendants will have no ability to recapture any of the Settlement Amount unless the Settlement is terminated or does not become effective as set forth in Section 7 of this Stipulation. Simultaneously herewith, the Parties, by and through their respective counsel, are executing a Supplemental Agreement, which shall remain confidential unless otherwise ordered by the Court, which gives Defendants the right, but not the obligation, to terminate the Settlement in the event that a certain portion of the Settlement Class delivers timely and valid requests for exclusion from the Settlement Class (the “Supplemental Agreement”). The Supplemental Agreement shall be made available for in camera review upon the Court’s request.

2.10 With the sole exception of Defendants’ obligation to secure payment of the Settlement Amount into the Escrow Account as provided for in 2.3 and 2.4 hereof, the Released Defendants’ Parties shall have no responsibility for, interest in, or liability whatsoever with respect to: (i) any act, omission, or determination by Lead Counsel or the Claims Administrator, or any of their respective designees, in connection with the administration of the Settlement or otherwise; (ii) the management, investment, or distribution of the Settlement Fund; (iii) the Plan of Allocation; (iv) the determination, administration, calculation, or payment of any claims asserted against the Settlement Fund; (v) any loss suffered by, or fluctuation in value of, the Settlement Fund; or (vi) the payment or withholding of any Taxes, expenses, and/or costs incurred in connection with the taxation of the Settlement Fund, distributions or other payments from the Escrow Account, or the filing of any federal, state, or local tax returns.

2.11 With the sole exception of Defendants’ obligation to secure payment of the Settlement Amount into the Escrow Account as provided for in 2.3 and 2.4 hereof, Released Defendants’ Parties shall have no obligation to make any other payments into the Escrow Account or to any Settlement Class Member pursuant to this Stipulation.

B.	The Escrow Agent

2.12 The Escrow Agent shall invest the Settlement Fund, or any portion thereof, in instruments backed by the full faith and credit of the United States Government or fully insured by the United States Government or its agencies and shall reinvest the proceeds of these instruments as they mature in similar instruments at their then-current market rates.

2.13 Subject to further order and/or direction as may be made by the Court, the Escrow Agent is authorized to execute transactions on behalf of the Settlement Class Members that are consistent with the terms of the Stipulation.

2.14 All funds held by the Escrow Agent shall be deemed and considered to be in custodia legis of the Court and shall remain subject to the jurisdiction of the Court until such time as such funds shall be distributed pursuant to the Stipulation and/or further order(s) of the Court. No portion of the Settlement Fund shall be disbursed except as provided in the Stipulation, by an order of the Court, or with the written agreement of Lead Counsel and undersigned counsel to Defendants. The Escrow Agent shall not disburse the Settlement Fund except as provided for in the Stipulation, the Preliminary or Final Approval Motions, or by Court order. Upon Final Approval of the Settlement and completion of the claims processing, the Escrow Agent shall distribute the Settlement Fund in accordance with the Court-approved Plan of Allocation without further order of the Court.

2.15 After payment of the Settlement Cash to the Escrow Agent, Lead Counsel may establish a “Class Notice and Administration Fund” from the Settlement Fund. No further disbursements shall be made from the Settlement Fund, except by an order of the Court, or with written agreement of Lead Counsel and undersigned counsel to Defendants. The Class Notice and Administration Fund may be used by Lead Counsel, without prior approval of the Court, only to pay the Claims Administrator for costs and expenses reasonably and actually incurred in connection with providing Notice to the Settlement Class (the “Class Notice and Administration Expenses”) (including any reimbursement of banks, brokerage houses or other nominees solely for their reasonable out-of-pocket expenses incurred in providing notice to beneficiaries who are Settlement Class Members, which expenses would not have been incurred except for the sending of such notice, subject to further order of the Court with respect to any dispute concerning such compensation), locating Settlement Class Members, assisting with the filing of claims, preparing any tax returns necessary for the Settlement Fund, administering and distributing the Settlement Fund to Authorized Claimants, processing Proof of Claim and Release forms, and paying escrow fees and costs, if any. The Class Notice and Administration Fund also may be invested and earn interest as provided for in 2.3 and 2.12 of this Stipulation.

2.16 The Released Defendants’ Parties shall not have any responsibility for or incur any liability with respect to: (i) any act, omission, or determination of or by the Escrow Agent, or any designees or agents thereof; (ii) the investment of, administration of, distribution of, or disbursement from the Class Notice and Administration Fund; (iii) the investment of, administration of, distribution of, or disbursement from the Settlement Fund; (iv) the investment of, administration of, distribution of, or disbursement from the Net Settlement Fund; or (v) the payment of Taxes.

C.	Taxes

2.17 The Parties and the Escrow Agent agree to treat the Settlement Fund as a “qualified settlement fund” within the meaning of Treas. Reg. §1.468B-1. Additionally, the Escrow Agent shall timely make such elections as necessary or advisable, including the “relation-back election” (as defined in Treas. Reg. §1.468B-1) back to the earliest permitted date. Such elections shall be made in compliance with the procedures and requirements contained in such regulations. It shall be the responsibility of the Claims Administrator to timely and properly prepare and deliver the necessary documentation for signature by all necessary parties, and thereafter to cause the appropriate filing to occur.

2.18 For the purpose of Section 468B of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, the “administrator” shall be the Claims Administrator. The Claims Administrator shall timely and properly file all informational and other tax returns necessary or advisable with respect to the Settlement Fund (including, without limitation, the returns described in Treas. Reg. §1.468B-2(k)). Such returns shall reflect that all Taxes (including any estimated Taxes, interest or penalties) on the income earned by the Settlement Fund shall be paid out of the Settlement Fund as provided in 2.19 of this Stipulation.

2.19 All Taxes (including any estimated Taxes, interest, or penalties) arising with respect to the income earned by the Settlement Fund, including: (i) any Taxes or tax detriments that may be imposed upon the Released Defendants’ Parties with respect to any income earned by the Settlement Fund for any period during which the Settlement Fund does not qualify as a “qualified settlement fund” for federal or state income tax purposes (“Taxes”); and (ii) expenses and costs incurred (including, without limitation, expenses of tax attorneys and/or accountants and mailing and distribution costs and expenses relating to filing (or failing to file) tax returns) (“Tax Expenses”), shall be paid out of the Settlement Fund exclusively. Further, Taxes and Tax Expenses shall be treated as, and considered to be, a cost of administration of the Settlement Fund and shall be timely paid by the Escrow Agent out of the Settlement Fund without prior order from the Court and the Escrow Agent shall be obligated (notwithstanding anything herein to the contrary) to withhold from distribution to Authorized Claimants any funds necessary to pay such amounts including the establishment of adequate reserves for any Taxes and Tax Expenses (as well as any amounts that may be required to be withheld under Treas. Reg. §1.468B-2(1)(2)). The Parties and their respective counsel agree to cooperate with the Claims Administrator, the Escrow Agent, each other, and their tax attorneys, accountants, or other agents or employees to the extent reasonably necessary to carry out provisions 2.17 to 2.19 of this Stipulation.

D.	Effect of Termination of Settlement

2.20 In the event that the Settlement is not approved or the Settlement is terminated, canceled, or fails to become effective for any reason, the Settlement Fund and the Class Notice and Administration Fund and the Net Settlement Fund (in each case, including accrued interest), less administration expenses actually incurred in connection with the Settlement provided for herein, plus accrued interest shall be refunded to Workhorse or the parties Defendants caused to pay the Settlement Cash, pursuant to written instructions from Defendants’ Counsel in accordance with 7.3 hereof.

3.	Class Certification, Preliminary Approval Order and Settlement Hearing

3.1 Solely for purposes of the Settlement and for no other purpose, Defendants stipulate and agree to: (i) certification of the Action as a class action pursuant to Rules 23(a) and 23(b)(3) of the Federal Rules of Civil Procedure on behalf of the Class; (ii) certification of Plaintiffs as Class Representatives; and (iii) appointment of KSF as Class Counsel pursuant to Rule 23(g) of the Federal Rules of Civil Procedure. Defendants’ conditional stipulation to a Class is for settlement purposes only and contingent upon consummation of the Settlement and the Judgment becoming Final. If the Settlement does not become effective, Defendants reserve their rights to assert objections and defenses to certification of any class, and Plaintiffs and Lead Counsel agree that they will not offer Defendants’ conditional stipulation to a Class as support for a motion to certify a class, or argue that Defendants are equitably or judicially estopped from contesting certification of a class in the Litigation.

3.2 Promptly after execution of the Stipulation, the Parties shall submit the Stipulation together with its Exhibits to the Court and Plaintiffs shall move for entry of the Preliminary Approval Order, substantially in the form of Exhibit A attached hereto, requesting, inter alia, the preliminary approval of the Settlement set forth in the Stipulation, and approval for the mailing of the Notice of Pendency and Proposed Settlement of Class Action (the “Notice”) substantially in the form of Exhibit A-1 hereto, the Proof of Claim and Release (the “Claim Form”) substantially in the form of Exhibit A-2 hereto, and the Summary Notice (the “Summary Notice”) substantially in the form of Exhibit A-3 hereto, and the Postcard Notice (the “Postcard Notice”) substantially in the form of Exhibit A-4 hereto. The Notice shall include the general terms of the Settlement, the proposed Plan of Allocation, the general terms of the Fee and Expense Application (as defined below), and the date of the Settlement Hearing (as defined below).

3.3 Lead Counsel shall request the Court to schedule a hearing after notice is given (the “Settlement Hearing”) at which hearing Plaintiffs will seek final Court approval of the Settlement and entry of the Judgment. At the Settlement Hearing, Lead Counsel also will request that the Court approve the proposed Plan of Allocation and the Fee and Expense Application, as provided for in 1.32 and 6.1 of this Stipulation.

3.4 The form of Preliminary Approval Order submitted to the Court shall specifically include provisions that, among other things, will:

(a) Preliminarily approve the Stipulation and the Settlement as fair, just, reasonable and adequate;

(b) Preliminarily certify the Class, solely for purposes of the Settlement, and preliminarily find, solely for purposes of the Settlement, that each element for certification of the Class pursuant to Rule 23 of the Federal Rules of Civil Procedure is met;

(c) Approve the form of the Notice to be posted on the Settlement website described in subparagraph (h) below and the Postcard Notice for mailing to Members of the Settlement Class for whom no email address is available, which shall direct Settlement Class Members to the Settlement website for Notice and Claim Form;

(d) Approve the form of the Claim Form to be posted on the Settlement website described in subparagraph (h) below;

(e) Approve the form of Summary Notice for publication and for emailing to Members of the Settlement Class for whom an email address is available, which shall direct Class Members to the Settlement website for Notice and Claim Form;

(f) Lead Counsel to mail or cause to be mailed the Postcard Notice to those Persons in the Settlement Class who can be identified through reasonable effort, on or before the date specified in the Preliminary Approval Order;

(g) Direct nominees who purchased or otherwise acquired Workhorse securities for the benefit of Settlement Class Members during the Class Period to send the Postcard Notice to all such Settlement Class Members within ten (10) days after receipt of the Notice or send a list of the names, email address, and addresses of such beneficiaries to the Claims Administrator within ten (10) days of receipt of the Notice, and authorize the Claims Administrator to reimburse such nominees at no more than the rates provided in the Notice for sending such information;

(h) Direct Lead Counsel to cause the Summary Notice to be published twice in nationally distributed, business-focused newswires on or before the date specified in the Preliminary Approval Order, and to place a copy of the Notice, Claim Form, Complaint, Stipulation, and other Settlement-related documents on a Settlement-specific page of a website maintained by the Claims Administrator, on or before the date specified in the Preliminary Approval Order;

(i) Provide that Settlement Class Members who wish to participate in the Settlement shall complete Claim Forms pursuant to the instructions contained therein, and provide the Claims Administrator with all requested documentation;

(j) Find that the notice given pursuant to subparagraphs (c)-(i) above constitutes the best notice practicable under the circumstances and constitutes valid, due and sufficient notice to all Settlement Class Members, complying fully with the requirements of Rule 23 of the Federal Rules of Civil Procedure, the Constitution of the United States, and any other applicable law;

(k) Schedule the Settlement Hearing to be held by the Court to consider and determine whether the Settlement should be approved as fair, reasonable and adequate, and whether the Judgment should be entered;

(l) Provide that any Settlement Class Member who so desires may exercise the right to exclude themselves from the Settlement Class if they comply with the requirements for so doing as set forth in the Notice;

(m) Provide that at or after the Settlement Hearing, the Court shall determine whether the proposed Plan of Allocation should be approved;

(n) Provide that at or after the Settlement Hearing, the Court shall determine and enter an Order regarding whether and in what amount attorneys’ fees and reimbursement of expenses should be awarded to Lead Counsel out of the Settlement Fund;

(o) Provide that pending final determination of whether the Settlement should be approved, neither Plaintiffs nor any Settlement Class Member, whether directly, representatively, or in any other capacity, shall commence or prosecute any action or proceeding in any court or tribunal asserting any of the Released Claims against any of the Released Defendants’ Parties; and

(p) Provide that any objections to: (i) the Settlement; (ii) entry of the Judgment approving the Settlement; (iii) the proposed Plan of Allocation; or (iv) Lead Counsel’s Fee and Expense Application, and any papers submitted in support of said objections, shall be considered by the Court at the Settlement Hearing only if, on or before the date specified in the Notice, Persons making objections shall have filed and served written objections (which shall set forth each objection and the basis therefore) and any papers in support of their position as set forth in the Notice.

4.	Releases

4.1 Upon the Effective Date, as defined in 1.21 of this Stipulation, Plaintiffs and each Releasing Plaintiff Party, on behalf of themselves, their respective present and former parent entities, subsidiaries, divisions, and affiliates, the present and former employees, officers, directors, advisors, partners, and agents of each of them, and the predecessors, heirs, executors, administrators, trusts, family members, successors and assigns of each of them, and anyone claiming through or on behalf of any of them, shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged all Released Claims as against the Released Defendants’ Parties, individually or in concert, whether or not such Settlement Class Member executes and delivers a Claim Form or participates in the Settlement Fund.

4.2 Upon the Effective Date, all Releasing Plaintiffs’ Parties and anyone claiming on behalf of any of them, will be forever barred and enjoined from commencing, instituting, intervening in or participating in, prosecuting, or continuing to prosecute any litigation or other proceeding in any court of law or equity, arbitration tribunal, administrative forum, or other forum of any kind or character (whether brought directly, in a representative capacity, derivatively, or in any other capacity), asserting any of the Released Claims against any of the Released Defendants’ Parties.

4.3 Upon the Effective Date, with respect to any and all Released Claims, Plaintiffs shall expressly waive, and each Releasing Plaintiff Party be deemed to have waived, and by operation of the Judgment shall have expressly waived, any and all provisions, rights and benefits conferred by California Civil Code § 1542 (to the extent it applies) or any other law of any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to California Civil Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Plaintiffs, for themselves and on behalf of all Releasing Plaintiffs’ Parties, expressly acknowledge that they may hereafter discover facts in addition to or different from those that any of them or their counsel now know or believe to be true with respect to the subject matter of the Released Claims or otherwise, but upon the Effective Date, Plaintiffs expressly shall have, and each Releasing Plaintiff Party shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, that now exist or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct that is negligent, reckless, intentional, with or without malice, or a breach of any duty, law, or rule, without regard to the subsequent discovery or existence of such different or additional facts. Plaintiffs acknowledge, and each Releasing Plaintiff Party shall be deemed to have acknowledged, and by operation of the Judgment shall have acknowledged, that the foregoing waiver was separately bargained for and a key element of the Settlement of which this release is a part.

4.4 The Proof of Claim and Release to be executed by the Settlement Class Members shall release all Released Claims against the Released Defendants’ Parties and shall be substantially in the form contained in Exhibit A-2 attached hereto.

4.5 By operation of the Judgment, as of the Effective Date, as defined in 1.21 hereof, Defendants and each and every Released Defendants’ Party shall be deemed to have fully, finally, and forever waived, released, discharged, and dismissed each and every one of the Released Defendants’ Claims against each and every one of the Releasing Plaintiffs’ Parties and shall forever be barred and enjoined from commencing, instituting, prosecuting, or maintaining any and all of the Released Defendants’ Claims against any and all of the Releasing Plaintiffs’ Parties. Claims to enforce the terms of the Stipulation are not released.

5.	Provision of Notice, Administration of Claims, Final Awards and Supervision and Distribution of the Settlement Fund

5.1 The Claims Administrator shall administer and calculate the claims submitted by Settlement Class Members under the supervision of Lead Counsel and pursuant to the Preliminary Approval Order entered by the Court.

5.2 Subject to the terms of the Stipulation and any orders of the Court, the Settlement Fund shall be applied as follows:

(a) to pay, consistent with 2.15 hereof, all the costs and expenses reasonably and actually incurred in connection with providing Notice, locating Settlement Class Members, assisting with the filing of claims, administering and distributing the Settlement Fund to Authorized Claimants, processing Claim Forms, and pay escrow fees and costs, if any;

(b) to pay any Taxes and Tax Expenses;

(c) to pay Lead Counsel’s attorneys’ fees and expenses, in the amount and manner approved by the Court, and, after the Effective Date, to pay Plaintiffs for their time and expenses, if and to the extent allowed by the Court (collectively, the “Fee and Expense Award”);

(d) after the Effective Date, to distribute the Net Settlement Fund to Authorized Claimants as allowed by the Stipulation (including 5.10 below) and the Plan of Allocation and any other applicable order of the Court.

5.3 Upon the Effective Date and thereafter, and in accordance with the terms of the Stipulation and the Plan of Allocation, the Net Settlement Fund shall be distributed to Authorized Claimants, subject to the terms in 5.10 below.

5.4 Any Person falling within the definition of the Settlement Class may be excluded from the Settlement by submitting to the Claims Administrator a request for exclusion which complies with the requirements set forth in the Notice and is postmarked no later than fourteen (14) days prior to the date of the Settlement Hearing. Any Person who submits a valid and timely request for exclusion (and does not subsequently revoke this request for exclusion) shall have no rights under the Stipulation, shall not share in the distribution of the Net Settlement Fund, and shall not be bound by the Stipulation (including the releases herein) or the Judgment. However, a Settlement Class Member may submit a written revocation of a request for exclusion within ninety (90) days after the mailing of the Notice, or such other period as may be ordered by the Court, and may receive payments pursuant to the Stipulation and Settlement provided the Settlement Class Member also submits a valid Claim Form, as set forth in 5.5 below, within ninety (90) days after the mailing of the Notice, or such other period as may be ordered by the Court.

5.5 Within ninety (90) days after the mailing of the Notice or such other time as may be set by the Court, each Person claiming to be an Authorized Claimant shall be required to submit to the Claims Administrator a completed Claim Form, signed under penalty of perjury and supported by such documents as are specified in the Claim Form and as are reasonably available to the Authorized Claimant. A Claim Form shall be deemed submitted when posted if received with a postmark indicated on the envelope and if mailed by first-class mail and addressed in accordance with the instructions thereon. In all other cases, the Claim Form shall be deemed to have been submitted when actually received by the Claims Administrator.

5.6 Claims Forms that do not meet the submission requirements may be rejected. Prior to rejecting a Claim in whole or in part, the Claims Administrator shall communicate with the Claimant in writing to give the Claimant the chance to remedy any curable deficiencies in the Claim Form submitted. The Claims Administrator, under the supervision of Lead Counsel, shall notify, in a timely fashion and in writing, all Claimants whose Claim the Claims Administrator proposed to reject in whole or in part, setting forth the reasons therefore, and shall indicate in such notice that the Claimant whose Claim is to be rejected has the right to a review by the Court if the Claimant so desires and complies with the requirements of 5.7 below.

5.7 If any Claimant whose Claim has been rejected in whole or in part desires to contest such rejection, the Claimant must, within twenty (20) days after the date of mailing of the notice required in 5.6 above, serve upon the Claims Administrator a notice and statement of reasons indicating the Claimant’s grounds for contesting the rejection along with any supporting documentation, and requesting a review thereof by the Court.

5.8 The administrative determinations of the Claims Administrator accepting and rejecting Claims shall be presented to the Court, on notice to counsel for Defendants, for approval by the Court. No discovery shall be allowed in connection with the processing of Claims Forms. All Settlement Class Members whose Claims are not approved by the Court shall be barred from participating in distributions from the Net Settlement Fund but otherwise shall be bound by all of the terms of the Stipulation, including the terms of the Final Judgment to be entered in the Action and the releases provided therein, and will be barred and enjoined from bringing any action against the Released Defendants’ Parties or concerning any or all of the Released Claims.

5.9 All Settlement Class Members who fail to timely submit a Claim Form within ninety (90) days after the mailing of the Notice, or such other period as ordered by the Court, shall be forever barred from receiving any payments pursuant to the Stipulation and the Settlement, but will in all other respects be subject to and bound by the provisions of the Stipulation, the releases contained herein, and the Judgment.

5.10 The Net Settlement Fund shall be distributed to the Authorized Claimants substantially in accordance with a Plan of Allocation to be described in the Notice and approved by the Court. No distributions will be made to Authorized Claimants who would otherwise receive a distribution with a value of less than $20.00. If there is any balance remaining in the Net Settlement Fund after six (6) months from the date of distribution of such Net Settlement Fund (whether by reason of tax refunds, uncashed checks or otherwise), such balance shall be reallocated among and distributed to Authorized Claimants in an equitable and economic fashion or used to pay any outstanding amounts due to the Claims Administrator. Should any balance remain, Plaintiffs will propose to the Court for its approval an appropriate 501(c)(3) non-profit organization(s) beneficiary.

5.11 No Person shall have any claim against Lead Counsel, the Claims Administrator, or other entity designated by Lead Counsel based on distributions made substantially in accordance with the Stipulation and the Settlement contained herein, the Plan of Allocation, or further order(s) of the Court.

5.12 It is understood and agreed by the Parties that any proposed Plan of Allocation of the Net Settlement Fund including, but not limited to, any adjustments to an Authorized Claimant’s claim set forth therein, is not a part of the Stipulation and is to be considered by the Court separately from the Court’s consideration of the fairness, reasonableness, and adequacy of the Settlement, and any order or proceeding relating to the Plan of Allocation shall not operate to terminate or cancel the Stipulation or affect or delay the finality of the Judgment or Settlement of the Action (including the releases contained in the Stipulation), or any other orders entered pursuant to the Stipulation.

5.13 Defendants will take no position with respect to the Plan of Allocation. The Plan of Allocation is a matter separate and apart from the Settlement and any decision by the Court concerning the Plan of Allocation shall not affect the validity or finality of the Settlement.

5.14 The Released Defendants’ Parties shall not have any responsibility for or incur any liability with respect to: any act, omission, or determination of or by the Claims Administrator, or any designees or agents thereof; any act, omission, or determination of or by any other entity designated by Lead Counsel as referenced in this Stipulation; the Plan of Allocation; or the administration of the Plan of Allocation, except that Defendants shall be responsible for: (i) providing required notice under the Class Action Fairness Act of 2005 (“CAFA”), if any, at their own expense, no later than ten (10) business days following the filing of the Stipulation; and (ii) providing transfer agent records for the relevant time period to Lead Counsel within ten (10) business days of preliminary approval of the settlement by the Court.

5.15 No Person shall have any claim of any kind against the Released Defendants’ Parties with respect to the matters set forth in 5.1-5.14 hereof.

6.	Lead Counsel’s Attorneys’ Fees and Expenses

6.1 Lead Counsel will submit an application for: (a) an award of attorneys’ fees in an amount not to exceed one-quarter (25%) of the Settlement Amount; (b) reimbursement of litigation expenses, including the fees of any experts, consultants, and investigators incurred in connection with prosecuting the Action; and (c) any interest on such attorneys’ fees and expenses accrued at the same rate and for the same periods as earned by the Settlement Fund (until paid), as may be awarded by the Court (the “Fee and Expense Application”). Plaintiffs may also submit an application for compensation for their time and expenses in connection with the prosecution of the Action, pursuant to 15 U.S.C. Section 78u-4(a)(4).

6.2 The Attorneys’ Fees and Expenses, as awarded by the Court in its sole discretion, shall be paid to Lead Counsel from the Settlement Fund, as ordered, immediately after the Court enters the Judgment and an order awarding such fees and expenses, notwithstanding any objections to or appeals of such order or of the Judgment. In the event that the Effective Date does not occur, or the Judgment is reversed or modified in any way that affects the award of attorneys’ fees and expenses, or the Stipulation is terminated for any other reason, then Lead Counsel shall be obligated to refund to the Escrow Account, within thirty (30) business days from receiving notice from Defendants’ Counsel or from a court of appropriate jurisdiction, either the full amount of the fees and expenses or an amount consistent with any modification of the Judgment with respect to the Fee and Expense Award, including any accrued interest that had been paid as part of the award. Lead Counsel agrees that their law firm is subject to jurisdiction of the Court for the purpose of enforcing the provisions of this paragraph and are severally liable for repayment of attorneys’ fees and expenses awarded by the Court. Any amounts awarded by the Court to Plaintiffs for reimbursement of their time and expenses shall not be paid from the Settlement Fund until after the Effective Date.

6.3 The Settlement is not contingent on the allowance or disallowance of any Fee and Expense Application or Plaintiffs’ expense application, and any such allowance or disallowance will not be grounds for terminating the Settlement. Any order or proceedings relating to the Fee and Expense Application, or Plaintiffs’ expense application, or any appeal from any order relating to either of the foregoing or reversal or modification of either of the foregoing, shall not operate to terminate or cancel the Stipulation, or affect or delay the finality of the Judgment or the Settlement (including the releases contained therein).

6.4 Any fees and/or expenses awarded by the Court shall be paid solely from the Settlement Fund. The Released Defendants’ Parties shall have no responsibility for any payment of attorneys’ fees and/or expenses to Lead Counsel, Plaintiffs, or any other parties.

6.5 The Released Defendants’ Parties shall have no responsibility for the allocation among Lead Counsel, any other counsel who have represented one or more plaintiffs in the Action, and/or any other Person who may assert some claim thereto, of any Fee and Expense Award that the Court may make in the Action.

7.	Conditions of Settlement, Effect of Disapproval, Cancellation or Termination

7.1 The Effective Date of the Stipulation shall be the first business day on which all of the following have occurred or have been waived:

(a) the Settlement Cash has been deposited into the Escrow Account, pursuant to 2.3 of this Stipulation;

(b) the Settlement Stock has been transferred to the Escrow Account, pursuant to 2.4 of this Stipulation;

(c) the Court has entered the Preliminary Approval Order substantially in the form attached hereto as Exhibit A as referenced in 3.2 of this Stipulation;

(d) the Court has entered the Judgment, or a judgment substantially in the form of Exhibit B attached hereto, which, inter alia, dismisses the Action with prejudice as to all Defendants and includes the releases set forth in the Stipulation; and

(e) the Judgment has become Final.

7.2 Upon the occurrence of all the events referenced in 7.1 of this Stipulation, any and all remaining interest or right of Defendants in or to the Settlement Fund, if any, shall be absolutely and forever extinguished. If all the conditions specified in 7.1 of this Stipulation are not met, then the Stipulation shall be canceled and terminated subject to 7.4 of this Stipulation unless Lead Counsel and Defendants’ Counsel mutually agree in writing to proceed with the Settlement.

7.3 Unless otherwise ordered by the Court, in the event that the Effective Date does not occur or the Stipulation shall terminate, or be canceled, or shall not become effective for any reason (including, without limitation, in the event that the Settlement is not approved by the Court or the Judgment is reversed or vacated following any appeal taken therefrom), within ten (10) business days after written notification of such event is received by Lead Counsel, the Settlement Fund (including accrued interest), including the Settlement Amount, plus the Class Notice and Administration Fund (including accrued interest), and the Net Settlement Fund, and all payments disbursed, including all expenses, costs, and any Fee and Expense Award and any Plaintiffs’ time and expense allocations – excluding administration costs which have already been incurred – shall be refunded by the Escrow Agent to Defendants or to other parties at the Defendants’ direction.

7.4 In the event that the Settlement is not approved by the Court or is terminated or fails to become effective in accordance with its terms, the Parties shall be restored to their respective positions in the Action as of the moment immediately before the Term Sheet was executed on October 26, 2022. In such event, the terms and provisions of the Stipulation and any document executed pursuant to or in furtherance of the Stipulation or the Settlement, with the exception of 2.14, 7.3 to 7.5, and 8.4 shall have no further force and effect with respect to the Parties and shall not be used in this Action or in any other proceeding for any purpose, and any order entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated, nunc pro tunc.

7.5 If the Effective Date does not occur, or if the Stipulation is terminated pursuant to its terms, neither Plaintiffs nor Lead Counsel shall have any obligation to repay any Class Notice and Administration Expenses. In addition, any Class Notice and Administration Expenses already incurred and properly chargeable to the Class Notice and Administration Fund pursuant to 2.14 of this Stipulation at the time of such termination or cancellation, but which have not been paid, shall be paid by the Escrow Agent in accordance with the terms of the Stipulation prior to the balance being refunded in accordance with 2.20 and 7.3 of this Stipulation.

7.6 Simultaneously herewith, the Parties, by and through their respective counsel, are executing a Supplemental Agreement, which shall remain confidential unless otherwise ordered by the Court, which gives Defendants the right, but not the obligation, to terminate the Settlement in the event that a certain portion of the Settlement Class delivers timely and valid requests for exclusion from the Settlement Class (the “Supplemental Agreement”).

8.	Miscellaneous Provisions

8.1 The Parties acknowledge that it is their intent to consummate this Settlement, agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation, and will exercise their reasonable best efforts to accomplish the terms and conditions of the Stipulation.

8.2 The Parties intend the Settlement to be the full, final, and complete resolution of all claims asserted or that could have been asserted by the Parties with respect to the Action, Releasing Plaintiffs’ Claims, and Released Defendants’ Claims. The Settlement compromises claims which are contested and shall not be deemed an admission by any Party as to the merits of any claim or defense. Pursuant to 15 U.S.C. Section 78u-4(c)(1), the Judgment will contain a finding that, at all times during the course of the Action, the Parties and their respective counsel complied with the requirements of Federal Rule of Civil Procedure 11 in connection with the maintenance, prosecution, defense, and settlement of the Action and shall not make any application for sanctions, pursuant to Rule 11 or any other court rule or statute, with respect to any claim or defense in this Action. The Parties agree that the Settlement Amount and the other terms of the Settlement were negotiated at arm’s length and in good faith by the Parties and reflect a settlement that was reached voluntarily based upon adequate information and after consultation with competent legal counsel. The Parties reserve their right to rebut, in a manner that such party determines to be appropriate, any contention made in any public forum regarding the Action, including that the Action was brought or defended in bad faith or without a reasonable basis.

8.3 Neither the Term Sheet, the Stipulation, nor the Settlement, nor any of their terms or provisions, nor any act performed or document executed pursuant to or in furtherance of them, nor any of the negotiations or proceedings connected with them: (a) is or may be deemed to be or may be used as an admission of, or evidence of, the validity of any Released Claim, or of any wrongdoing or liability of the Released Defendants’ Parties, or; (b) is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omission of any of the Released Defendants’ Parties in any civil, criminal, administrative, or other proceeding before any court, administrative agency, arbitration tribunal, or other body. Any of the Released Defendants’ Parties may file the Stipulation and/or the Judgment in any action or other proceeding that may be brought against them in order to support a defense, argument, or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or similar defense, argument, or counterclaim. Nothing contained herein restricts, curtails, or limits the advancement or indemnification obligations of Workhorse.

8.4 All agreements and orders entered during the course of the Action relating to the confidentiality of information shall survive the Stipulation, pursuant to their terms.

8.5 All of the Exhibits to the Stipulation are material and integral parts hereof and are fully incorporated herein by reference. In the event there exists a conflict or inconsistency between the terms of the Stipulation, on the one hand, and any Exhibit on the other, the terms of the Stipulation shall govern.

8.6 The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Parties or their respective successors-in-interest.

8.7 The Stipulation and the executed or so ordered versions of those ancillary documents which are attached hereto as Exhibits constitute the entire agreement among the Parties, superseding the Term Sheet, and no representations, warranties or inducements have been made to any party concerning the Stipulation or its Exhibits other than the representations, warranties, and covenants contained and memorialized in such documents. Except as otherwise provided herein, Plaintiffs shall not be responsible for any costs borne by Defendants or Defendants’ Counsel, and Defendants shall not be responsible for any costs borne by Plaintiffs or Lead Counsel, except that Defendants will be responsible for any costs incurred in the transfer of the Settlement Stock, as provided for in 2.4 hereof.

8.8 Lead Counsel, on behalf of the Settlement Class, are expressly authorized by Plaintiffs to take all appropriate actions required or permitted to be taken by the Settlement Class pursuant to the Stipulation to effectuate its terms and are also expressly authorized to enter into any modifications or amendments to the Stipulation on behalf of the Settlement Class which Lead Counsel deem appropriate.

8.9 Each Person executing the Stipulation or any of its Exhibits on behalf of any party hereto hereby warrants that such Person has the full authority to do so.

8.10 The Stipulation may be executed by electronic signature, in one or more counterparts. All executed counterparts shall be deemed to be one instrument. A complete set of original executed counterparts shall be filed with the Court.

8.11 The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Parties.

8.12 The Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation, and all Parties submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement. The Parties agree that any action based on the Stipulation or to enforce any of its terms shall be brought in this Court.

8.13 Plaintiffs and Lead Counsel represent and warrant that none of Plaintiffs’ claims or causes of action in the Action have been assigned, encumbered, or in any manner transferred in whole or in part.

8.14 All terms of the Stipulation and the executed or so ordered versions of those ancillary documents which are attached hereto as Exhibits shall be governed by and interpreted according to the substantive laws of the State of California, without giving regard or effect to its choice-of-law rules, except to the extent that federal law requires the application of federal law.

8.15 The headings herein are used for the purpose of convenience only and are not meant to have legal effect.

8.16 The waiver by one Party of any breach of the Stipulation by any other Party shall not be deemed a waiver of any other prior or subsequent breach of the Stipulation. Unless otherwise stated herein, any breach of any provision of the Stipulation by any Party hereto shall not constitute grounds for rescission of the Stipulation but shall constitute grounds only for a claim for specific performance for breach of the Stipulation.

IN WITNESS THEREOF, the Parties hereto have caused the Stipulation to be executed, by their duly authorized attorneys dated this 13th day of January, 2023.

KAHN SWICK & FOTI, LLC	SHEPPARD, MULLIN, RICHTER & HAMPTON LLP

Kim E. Miller	John P. Stigi III
250 Park Avenue, 7th Floor	1901 Avenue for the Stars, Suite 1600
New York, NY 10177	Los Angeles, California 90067
Telephone: (212) 696-3730	Tel.: (310) 228-3700
Facsimile: (504) 455-1498	Fax: (310) 228-3701
Email: kim.miller@ksfcounsel.com	Email: jstigi@sheppardmullin.com

Lead Counsel for Lead Plaintiff Timothy M. Weis, Additional Plaintiff Angelo Federico, and the Settlement Class	Counsel for Defendants Workhorse Group Inc. and Gregory Ackerson
KATTEN MUCHIN ROSENMAN LLP

Richard H. Zelichov
2029 Century Park East, Suite 2600
Los Angeles, CA 90067
Tel.: (310) 788-4680
Email: richard.zelichov@katten.com

Counsel for Defendants Duane Hughes, Steven Schrader, and Robert Willison

Exhibit A

KAHN SWICK & FOTI, LLC

Kim E. Miller (SBN 178370)

kim.miller@ksfcounsel.com

250 Park Avenue, 7th Floor

New York, NY 10177

Telephone: (212) 696-3730

Facsimile: (504) 455-1498

Lead Counsel for Lead Plaintiff Timothy M. Weis,

Additional Plaintiff Angelo Federico, and the Settlement Class

UNITED STATES DISTRICT COURT

CENTRAL DISTRICT OF CALIFORNIA

SAM FARRAR, Individually and on Behalf of All Others Similarly Situated, Plaintiff, v. WORKHORSE GROUP, INC., DUANE HUGHES, STEVE SCHRADER, ROBERT WILLISON, and GREGORY ACKERSON Defendants.	Case No. 2:21-cv-02072-CJC-PVC CLASS ACTION EXHIBIT A [PROPOSED] ORDER PRELIMINARILY APPROVING SETTLEMENT AND PROVIDING FOR NOTICE OF SETTLEMENT

This Court, having reviewed and considered the Parties’ Stipulation of Settlement dated January 13, 2023, and Plaintiffs’ motion for an order preliminarily approving the Settlement, ORDERS:

1. The Court preliminarily approves the Stipulation and the Settlement, subject to further consideration at the Settlement Hearing described below.

2. Pursuant to Rules 23(a) and 23(b)(3) of the Federal Rules of Civil Procedure, the Court preliminarily certifies, for settlement purposes only, a settlement class (the “Settlement Class”) consisting of all Persons who purchased or otherwise acquired the securities of Workhorse Group, Inc. (“Workhorse” or the “Company”) during the period from March 10, 2020 through and including May 10, 2021 (the “Class Period”) and were damaged thereby, excluding Defendants, officers, and directors of Workhorse, members of their immediate families and their legal representative, heirs, successors, or assigns, and any entity in which Defendants have or had a controlling interest. For the purposes of settlement only, the court further appoints Lead Plaintiff Timothy M. Weis and Additional Plaintiff Angelo Federico (“Plaintiffs”) as representatives of the Settlement Class and Lead Counsel KSF as Counsel for the Settlement Class.

3. The Court has determined preliminarily and for the purpose of Settlement only that: (a) the Settlement Class is so numerous that joinder of all members is impracticable; (b) there are questions of law and fact common to the Settlement Class; (c) the claims or defenses of Plaintiffs are typical of the Settlement Class; and (d) Plaintiffs will fairly and adequately protect the interests of the Settlement Class. The Court further preliminarily finds for the purpose of Settlement only that the questions of law or fact common to Settlement Class predominate over any questions affecting individual members, including but not limited to whether Defendants published materially false and/or misleading statements between March 10, 2020 and May 10, 2021, as alleged by Plaintiffs. The Court also preliminarily finds for the purpose of settlement only that a class action is superior to other available methods for the fair and efficient adjudication of this controversy.

PROPOSED ORDER
Case No. 2:21-CV-02072-CJC-PVC

Exhibit A-1

4. The Settlement Hearing shall be held before this Court on ________ ____, 2023, at _______________, before the Honorable Cormac J. Carney, in Courtroom 9B of the Ronald Regan Federal Building and United States Courthouse, 411 West Fourth Street, Santa Ana, CA 92701, to determine whether the proposed Settlement of the Action on the terms and conditions provided for in the Stipulation is fair, reasonable, and adequate to the Settlement Class and should be approved by the Court; whether the Settlement Class should be certified pursuant to Rule 23 of the Federal Rules of Civil Procedure; whether a Judgment as provided in the Stipulation and its Exhibit B, which, inter alia, dismisses the Action in its entirety with prejudice and contains releases, should be entered; whether the proposed Plan of Allocation should be approved; and to determine the amount of reasonable fees, costs, and expenses, if any, that should be awarded to Lead Counsel.

5. The Court approves, as to form and content, the Notice of Pendency and Proposed Class Action Settlement (the “Notice”), the Proof of Claim and Release form (the “Claim Form”), the Summary Notice (the “Summary Notice”), and the Postcard Notice (the “Postcard Notice”), included respectively as Exhibits A-1, A-2, A- 3, and A-4 to the Stipulation, and finds that the email and mailing distribution of the Postcard Notice and publishing of the Summary Notice substantially in the manner and form set forth therein meet the requirements of Federal Rule of Civil Procedure 23 and due process, and constitute the best notice practicable under the circumstances and shall constitute due and sufficient notice to all Persons entitled thereto.

PROPOSED ORDER
Case No. 2:21-CV-02072-CJC-PVC

Exhibit A-2

6. The Court further reserves the right to enter a Final Judgment and Order of Dismissal with Prejudice that approves the Settlement and dismisses the Action on the merits and with prejudice regardless of whether the Court has approved the Plan of Allocation or awarded attorneys’ fees and expenses or compensatory awards to Lead Plaintiff and/or Additional Plaintiff.

7. The Court appoints KCC Class Action Services, LLC (“Claims Administrator” or “KCC”) to supervise and administer the notice procedure as well as the processing of claims as more fully set forth below:

(a) Not later than 7 days after entry of this order (the “Notice Date”), Defendant Workhorse shall provide Lead Counsel with any and all transfer agent records for potential Settlement Class Members.

(b) Not later than 14 days after entry of the Notice Date, Lead Counsel shall cause a link to the Summary Notice and the Claim Form, substantially in the forms annexed as Exhibits A-3 and A-2 hereto and hosted on a website maintained by the Claims Administrator, to be emailed to all Settlement Class Members whose last-known email addresses can be identified with reasonable effort. Where a last-known email address is not reasonably available or where an email is returned as being undeliverable and where Lead Counsel has identified a mailing address with reasonable effort, Lead Counsel shall cause a copy of the Postcard Notice (substantially in form annexed as Exhibit A-4 hereto) providing an address, phone number and website address where Settlement Class Members can obtain the Notice and Claim Form, advising them of their right to exclude themselves or to opt out, and of the date and time for the Settlement Hearing to be mailed by first class mail to all Settlement Class Members who can be identified with reasonable effort.

(c) Not later than 21 days after the issuance of this Order, Lead Counsel shall cause the Summary Notice to be published twice in nationally distributed, business-focused newswires, and not later than 21 days after the issuance of this Order, Lead Counsel shall place a copy of the Amended Complaint and the Stipulation (including Exhibits) on the Settlement website maintained by the Claims Administrator.

PROPOSED ORDER
Case No. 2:21-CV-02072-CJC-PVC

Exhibit A-3

(d) Not later than 30 days after the issuance of this Order, Lead Counsel shall cause to be served on Defendants’ counsel and filed with the Court proof, by affidavit or declaration, of the mailing and publishing described above.

(e) Not later than 7 days prior to the Settlement Hearing, Lead Counsel shall cause the Claims Administrator to submit a report outlining the implementation of the Notice, including how many Notices were sent, how many Claim Forms were submitted, how many Claim Forms were approved, how many Claim Forms were rejected, and the total dollar amount of approved Claim Forms to-date.

8. Nominees who purchased or otherwise acquired common stock of Workhorse for the benefit of Settlement Class Members between March 10, 2020 and May 10, 2021 inclusive, shall send the Notice and Claim Form to all such Settlement Class Members within ten (10) days after receipt of the Notice or send a list of the names and addresses of such beneficiaries to the Claims Administrator within ten (10) days of receipt of the Notice. Lead Counsel shall, if requested, reimburse, out of the Class Notice and Administration Fund, banks, brokerage houses or other nominees solely for their reasonable, documented out-of-pocket expenses incurred in providing notice to beneficiaries who are Settlement Class Members up to $0.03 for providing names, addresses and email addresses to the Claims Administrator; up to a maximum of $0.03 per Postcard Notice mailed by nominees, plus postage at the rate used by the Claims Administrator; or $0.03 per notice sent by email.

PROPOSED ORDER
Case No. 2:21-CV-02072-CJC-PVC

Exhibit A-4

9. All Settlement Class Members shall be bound by all determinations and judgments in the Action concerning the Settlement, whether favorable or unfavorable to the Settlement Class.

10. Settlement Class Members who wish to participate in the Settlement shall complete and submit a Claim Form in accordance with the instructions contained therein. Unless the Court orders otherwise, all Claim Forms must be submitted electronically by, or if mailed, postmarked no later than _______________. Any Settlement Class Member who does not timely submit a Claim Form within the time provided for shall be barred from sharing in the distribution of the proceeds of the Net Settlement Fund, unless otherwise ordered by the Court.

11. Any Person who desires to request exclusion from the Settlement Class shall do so within the time set forth, and in the manner described, in the Notice. All Persons who submit valid and timely requests for exclusion in the manner set forth in the Notice shall have no rights under the Stipulation, shall not share in the distribution of the Net Settlement Fund, and shall not be bound by the Stipulation or the Judgment.

12. Settlement Class Members may enter an appearance in the Action, at their own expense, individually or through counsel of their own choice. Settlement Class Members who do not enter an appearance will be represented by Lead Counsel.

13. Settlement Class Members may appear and show cause if they have any reason why the proposed Settlement of the Action should or should not be approved as fair, reasonable, and adequate, why a judgment should or should not be entered thereon, why the Plan of Allocation should or should not be approved, why attorneys’ fees and expenses should or should not be awarded, or why compensatory awards should not be provided to the Lead Plaintiff and/or Additional Plaintiff.

PROPOSED ORDER
Case No. 2:21-CV-02072-CJC-PVC

Exhibit A-5

14. Any Settlement Class Member who does not make a written objection and/or appear in person or through a representative at the Settlement Hearing shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness or adequacy of the Settlement, to the Plan of Allocation, or to any award of attorneys’ fees and expenses.

15. All funds held by the Escrow Agent shall be deemed and considered to be in custodia legis of the Court and shall remain subject to the jurisdiction of the Court, until such time as such funds shall be distributed pursuant to the Stipulation and Plan of Allocation.

16. No Released Defendants’ Parties or Releasing Plaintiffs’ Parties shall have any responsibility for or liability with respect to the Plan of Allocation or any application for attorneys’ fees or reimbursement of expenses, and such matters will be considered separately from the fairness, reasonableness, and adequacy of the Settlement. Any order or proceeding relating to the Plan of Allocation or any application for attorneys’ fees or reimbursement of expenses shall not operate to terminate or cancel the Stipulation or affect or delay the finality of the Judgment or Settlement of the Action (including the releases contained in the Stipulation), or any other orders entered pursuant to the Stipulation.

17. At or after the Settlement Hearing, the Court will determine whether the Plan of Allocation proposed by Lead Counsel, and any application for attorneys’ fees or reimbursement of expenses, shall be approved.

18. All reasonable expenses incurred in identifying and notifying Settlement Class Members, as well as administering the Settlement Fund, shall be paid as set forth in the Stipulation. In the event the Settlement is not approved by the Court, or otherwise fails to become effective, neither Plaintiffs nor Lead Counsel shall have any obligation to repay any amounts actually and properly disbursed from the Class Notice and Administration Fund.

PROPOSED ORDER
Case No. 2:21-CV-02072-CJC-PVC

Exhibit A-6

19. Neither this Order, the Stipulation, the Settlement, nor any of their terms or provisions, nor any act performed or document executed pursuant to or in furtherance of them, nor any of the negotiations or proceedings connected with them: (a) is or may be deemed to be or may be used as an admission of, or evidence of, the validity of any Released Claim, or of any wrongdoing or liability of the Released Defendants’ Parties; (b) is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omission of any of the Released Defendants’ Parties in any civil, criminal, administrative, or other proceeding before any court, administrative agency, arbitration tribunal, or other body; or (c) is or may be deemed to be evidence of or an admission that Plaintiffs or any Settlement Class Members have suffered any damages, harm, or loss.

20. In the event that the Settlement does not become Final in accordance with the Stipulation or the Effective Date does not occur, this Order shall be rendered null and void to the extent provided by and in accordance with the Stipulation and shall be vacated. In such event, all orders entered and releases delivered in connection herewith shall also be null and void to the extent provided by and in accordance with the Stipulation.

21. The Court reserves the right to continue the Settlement Hearing without further notice to the Settlement Class Members and retains jurisdiction to consider all further applications arising out of or connected with the proposed Settlement. The Court may approve the Settlement, with such modifications as may be agreed to by the Parties, if appropriate, without further notice to the Settlement Class.

PROPOSED ORDER
Case No. 2:21-CV-02072-CJC-PVC

Exhibit A-7

22. Pending the Settlement Hearing, neither Plaintiffs nor any Settlement Class Member, whether directly, representatively, or in any other capacity, shall commence or prosecute any action or proceeding in any court or tribunal asserting any of the Released Claims against any of the Released Defendants’ Parties.

23. The following schedule of dates shall govern the resolution of this Settlement:

EVENT:	PROPOSED DEADLINE:
Deadline for Defendant Workhorse to provide Lead Counsel with any and all transfer agent records for potential Settlement Class Members	7 days after entry of Preliminary Approval Order
Deadline for Lead Counsel to provide notice to Settlement Class Members by either: (a) emailing the Summary Notice to Settlement Class Members for whom the Claims Administrator is able to obtain email addresses; or (b) mailing the Postcard Notice, if an email address cannot be obtained, by first class mail, postage prepaid, to Settlement Class Members who can be identified with reasonable effort by Lead Counsel, through the Claims Administrator	14 days after entry of Preliminary Approval Order
Deadline for Lead Counsel to cause the Summary Notice to be published twice in nationally distributed, business-focused newswires	21 days after entry of Preliminary Approval Order
Deadline for Lead Counsel to file affidavit of notice of emailing, mailing, and publication	30 days after entry of Preliminary Approval Order
Deadline for filing of papers in support of (i) the Settlement, (ii) the Plan of Allocation, (iii) the application by Lead Counsel for attorneys’ fees and/or reimbursement of expenses (collectively, the “Applications”)	30 days after entry of Preliminary Approval Order
Deadline for Settlement Class Members to submit/file:	21 days before Settlement Hearing
● Proof of Claim and Release Forms
● Requests to be excluded from the Settlement Class
● Objections to the Settlement, or any of the Applications
Deadline for filing reply to any opposition to the Applications or any response to any objection(s) filed	7 days before Settlement Hearing
Deadline for Claims Administrator to submit report outlining implementation of notice and claims administration	7 days before Settlement Hearing
Date of Settlement Hearing	approximately 100-110 days after Preliminary Approval Order

PROPOSED ORDER
Case No. 2:21-CV-02072-CJC-PVC

Exhibit A-8

IT IS SO ORDERED.

Dated: _______________, 2023	By:
The Honorable Cormac J. Carney
United States District Court

PROPOSED ORDER
Case No. 2:21-CV-02072-CJC-PVC

Exhibit A-9

UNITED STATES DISTRICT COURT

CENTRAL DISTRICT OF CALIFORNIA

SAM FARRAR, Individually and on Behalf of All Others Similarly Situated, Plaintiff, v. WORKHORSE GROUP, INC., DUANE HUGHES, STEVE SCHRADER, ROBERT WILLISON, and GREGORY ACKERSON Defendants.	Case No. 2:21-cv-02072-CJC-PVC CLASS ACTION EXHIBIT A-1 NOTICE OF PENDENCY AND PROPOSED SETTLEMENT

If you purchased or otherwise acquired Workhorse Group, Inc. common stock (ticker symbol “WKHS”) between March 10, 2020, and May 10, 2021, inclusive, you could receive a payment from this class action settlement.1

A federal court authorized this Notice. This is not a solicitation from a lawyer.

●	The Settlement resolves a federal class action lawsuit alleging that Workhorse Group, Inc. (“Workhorse” or the “Company”) and certain of its current and former officers violated the Securities Exchange Act of 1934 (the “Exchange Act”), and Rules 10b-5 promulgated thereunder, by making materially false and misleading statements and omissions concerning the Company’s production and manufacturing capabilities, “backlog” of purchase orders, and positioning for a multi-billion dollar contract with the United States Postal Service (“USPS”) to manufacture its new fleet of approximately 165,000 next generation delivery vehicles (“NGDV”) and engaged in a scheme to defraud investors into believing, among other things, that Workhorse was capable of winning the NGDV Contract, that inflated the price of Workhorse’s stock or otherwise prevented it from falling over the course of the Class Period.

●	Defendants deny Plaintiffs’ allegations. The Parties disagree on, among other things, whether Defendants violated any federal securities laws and whether the alleged violations caused any damages to the Settlement Class Members.

[1]	All capitalized terms not otherwise defined in this document shall have the meaning provided in the Stipulation of Settlement, dated January 13, 2023.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT
Case No. 2:21-CV-02072-CJC-PVC

●	The federal court has certified, for settlement purposes only, a Class consisting of all persons who purchased or otherwise acquired Workhorse securities between March 10, 2020, and May 10, 2021, inclusive (the “Class Period”), and were damaged thereby, excluding Defendants, officers, and directors of Defendants, members of their immediate families and their legal representative, heirs, successors, or assigns, and any entity in which Defendants have or had a controlling interest (the “Settlement Class”).

●	The Settlement will provide a Settlement Fund with a total value of $35,000,000 (the “Settlement Amount”) for the benefit of Settlement Class Members, consisting of $15,000,000 in cash (“Settlement Cash”) and $20,000,000 in shares of Workhorse common stock (“Settlement Stock”). The Settlement Fund will be distributed pro rata, after deduction of taxes and Court-approved fees and expenses, among all Settlement Class Members who submit valid Proof of Claim forms, according to a Court-approved Plan of Allocation set forth on Pages ___ below.

●	Under the Settlement, the estimated average recovery from the Settlement Cash is $0.08 per affected share of Workhorse common stock, before deduction of fees and expenses. Assuming the Settlement Stock is valued at $20,000,000 at the time of distribution, the total estimated average recovery from the Settlement Fund is valued at $0.18 per affected share of Workhorse common stock, before deduction of fees and expenses. However, your recovery from the Settlement Fund will depend on a number of variables, including the number of shares of Workhorse common stock you purchased during the Class Period, the timing of your purchases and any sales, and the number and size of claims actually filed. Your recovery from the Settlement Fund may consist of Settlement Cash or some combination of Settlement Cash and Settlement Stock.

●	The Court-appointed Lead Plaintiff is Timothy M. Weis (“Lead Plaintiff”). The Additional Plaintiff is Angelo Federico (“Additional Plaintiff”). The Defendants are Workhorse, Duane Hughes, Steve Schrader, Robert Willison, and Gregory Ackerson.

●	All claims against all Defendants will be dismissed upon the Effective Date of the Settlement.

●	Your legal rights are affected whether you act or do not act. Read this Notice carefully.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT
Case No. 2:21-CV-02072-CJC-PVC

Exhibit A-1-1

YOUR LEGAL RIGHTS AND OPTIONS IN THIS SETTLEMENT
SUBMIT A CLAIM FORM BY _______	The only way to get a payment in this Settlement.
EXCLUDE YOURSELF FROM THE SETTLEMENT BY SUBMITTING AN OPT-OUT FORM BY ___________	Get no payment pursuant to this Settlement. This is the only option that allows you to be a part of any other lawsuit against the Defendants and their affiliates involving the claims released by this Settlement. Please note that if you exclude yourself from the Settlement Class and decide to pursue your own action individually, you may not be able to pursue certain claims due to the lapsing of certain applicable statutes of repose.
OBJECT BY_______	Write a letter to the Court objecting to the Settlement. You must still file a claim if you want to receive payment from the Settlement.
GO TO A HEARING ON_________	Ask to speak in Court about the Settlement.
DO NOTHING	Get no payment from this Settlement. You will also be giving up your rights regarding all claims released by this Settlement and any other lawsuit as to the common stock.

●	These rights and options – and the deadlines to exercise them – are explained in this Notice.

●	The Court in charge of this case still must decide whether to approve the Settlement. Payments will be made if the Court approves the Settlement and after any appeals by Settlement Class Members are resolved.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT
Case No. 2:21-CV-02072-CJC-PVC

Exhibit A-1-2

SUMMARY OF THIS NOTICE

Statement of Settlement Class Recovery Under the Settlement

Pursuant to the Settlement described herein, a $35,000,000 Settlement Fund will be established – consisting of $15,000,000 in cash and $20,000,000 in shares of Workhorse common stock. Plaintiffs estimate that there were approximately 195.8 million Workhorse common stock shares traded on the NASDAQ during the Class Period that may have been damaged. Plaintiffs estimate that the average recovery from the Settlement Cash, before deduction of fees and expenses, is approximately $0.08, while the average recovery from the total Settlement Fund, assuming the Settlement Stock is valued at $20,000,000 at the time of distribution, is valued at approximately $0.18.

A Settlement Class Member’s actual recovery will be a proportion of the Net Settlement Fund (defined below), determined by that Claimant’s recognized loss (i.e., a claim proved by timely submission of a valid Proof of Claim and Release form) as compared to the total recognized losses of all Settlement Class Members. This proportional allocation is called “proration.” See the Plan of Allocation beginning on Page __ for more information.

Statement of Claims, Issues, Defenses, and Potential Outcome of Case

Plaintiffs allege that Defendants violated Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder by making materially false and misleading statements and omissions regarding the Company’s production and manufacturing capabilities, “backlog” of purchase orders, and positioning for the NGDV Contract and engaged in a scheme to defraud investors into believing, among other things, that Workhorse was capable of winning the NGDV Contract, that inflated the price of Workhorse’s stock or otherwise prevented it from falling over the course of the Class Period.

Plaintiffs filed an Amended Complaint for Violation of Federal Securities Law (the “AC”) on July 16, 2021. On September 3, 2021, Defendants moved to dismiss the AC, arguing that Plaintiffs did not adequately allege any valid claim under the federal securities laws. On December 2, 2021, the Court denied, in substantial part, Defendants’ Motion to Dismiss the AC, finding – except with respect to a narrow category of misstatements – that Plaintiffs had plausibly alleged their claims.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT
Case No. 2:21-CV-02072-CJC-PVC

Exhibit A-1-3

Throughout the course of the litigation, Defendants and third parties subpoenaed by Plaintiffs produced more than 100,000 pages of documents, which were reviewed and analyzed by Plaintiffs.

On August 23, 2022, the Parties took part in a full-day, in-person mediation with Jed D. Melnick, a nationally recognized mediator. The Parties reached an agreement in principle to settle the Action on October 26, 2022.

Plaintiffs contend that the misrepresentations and omissions alleged in the AC were the direct cause of the artificial elevation and eventual decline in the price of Workhorse’s common stock and caused Plaintiffs and the Settlement Class to be damaged. Plaintiffs further contend that the alleged stock decline is fully attributable to the alleged misrepresentations and omissions set forth in the AC. Defendants contend that they made no misrepresentations or omissions and that the alleged misrepresentations and/or omissions set forth in the AC did not cause a decline, or artificial inflation, in Workhorse common stock and, therefore, Plaintiffs and the Settlement Class are not entitled to any recovery.

Had the case continued toward to trial, Defendants would have asserted a myriad of factual and legal defenses, including their argument that Workhorse and the Individual Defendants fully complied with federal securities laws and did not make any materially untrue or misleading statements or omissions. Defendants would also have contested: (1) the measure and amount of recoverable damages, if any; (2) the extent to which the statements that Plaintiffs alleged as materially false or misleading influenced (if at all) the trading prices of Workhorse common stock during the relevant time period; and (3) whether any of them acted with scienter.

Furthermore, to the extent Plaintiffs succeeded on any claims at trial, Defendants may have appealed, which could have resulted in additional years of litigation with no certainty as to the outcome. Thus, had this Action continued, Plaintiffs and the Settlement Class would have faced the possibility of obtaining no recovery. This Settlement enables the Settlement Class to promptly recover a meaningful percentage of the alleged damages as calculated by Plaintiffs’ Counsel in conjunction with their economic consultant, without incurring any additional risk. As a result, Plaintiffs and Plaintiffs’ Counsel believe this Settlement is a fair, reasonable, and adequate recovery.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT
Case No. 2:21-CV-02072-CJC-PVC

Exhibit A-1-4

Statement of Attorneys’ Fees and Costs Sought

Lead Counsel will move the Court to award (1) attorneys’ fees in an amount not greater than twenty-five percent (25%) of the Settlement Fund, and (2) reimbursement of expenses incurred in connection with the prosecution of this Action not to exceed $130,000, to be paid out of the Settlement Fund. The requested fees and expenses, if approved by the Court, would amount to an average of not more than $0.06 per damaged shares in total. See Questions 8-11 below for more information. Settlement Class Members are not personally liable for any such fees, expenses, or compensation.

Further Information

Further information regarding the Action and this Notice of Proposed Pendency and Proposed Settlement, Motion for Attorneys’ Fees and Settlement Hearing (the “Notice”) may be obtained by contacting Lead Counsel: Lewis S. Kahn, Esq., Kahn Swick & Foti, LLC, 1100 Poydras Street, Suite 3200, New Orleans, LA 70163, Telephone: 504-455-1400

Reasons for the Settlement

For Plaintiffs, the principal reason for the Settlement is the benefit to be provided to the Settlement Class at this time, compared to the risk that no recovery might be achieved after a contested trial and likely appeals, possibly years into the future. Plaintiffs further considered, after conducting a substantial investigation into the factual and legal issues, including the review and analysis of more than 100,000 pages of documents, the risks to proving liability and damages and to sustaining a certified class through trial. For Defendants, who deny all allegations of wrongdoing or liability, the principal reason for the Settlement is to eliminate the expense, risks, and uncertain outcome of the litigation.

HOW YOU GET A PAYMENT—

SUBMITTING A PROOF OF CLAIM FORM

1. How can I get a payment?

To qualify for a payment, you must send in a Proof of Claim and Release Form (“Claim Form”). A Claim Form is being circulated with this Notice. You may also get a Claim Form on the Internet at www.WorkhorseSecuritiesLitigation.com. Read the instructions carefully, fill out the Claim Form, include all the documents the form asks for, sign it, and mail it postmarked no later than _______.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT
Case No. 2:21-CV-02072-CJC-PVC

Exhibit A-1-5

2. When would I get my payment?

The Court will hold a hearing on _________, to decide whether to approve the Settlement. If the Court approves the Settlement, after that, there may be appeals by Settlement Class Members. Resolving appeals can take time, perhaps more than a year. It also takes time for all the Claim Forms to be processed.

3. What am I giving up to get a payment?

Unless you specifically exclude yourself, you will be treated as a member of this Class Action. This means that, upon the Effective Date, you will relinquish all Released Claims against the Released Defendants’ Parties. These terms are defined below:

“Released Claims” means all claims (including but not limited to Unknown Claims) and causes of action of every nature and description whatsoever whether known or unknown, asserted or unasserted, whether arising under federal, state, local, statutory, common, foreign or administrative law, or any other law, rule or regulation, whether fixed or contingent, at law or in equity, whether class or individual in nature, that Plaintiffs, or any other Settlement Class Member or their representatives, heirs, successors-in-interest and assigns, asserted in the Action or could have asserted, directly or indirectly, in any forum that arise out of or are based upon or related to the purchase, sale, acquisition, disposition or holding of Workhorse securities during the Class Period (including, without limitation, claims in connection with, relating to or arising from any public statement made or omissions to make statements by any Defendant during the Class Period and/or any of the allegations, transactions, facts, events, acts, failures to act, matters or occurrences that were or could have been alleged, asserted, contended, set forth, related to or referred to in the Action by Plaintiffs or Settlement Class Members). Released Claims, includes “Unknown Claims” as defined in the Stipulation.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT
Case No. 2:21-CV-02072-CJC-PVC

Exhibit A-1-6

“Released Defendants’ Parties” means each and all of the Defendants, each of their respective spouses and immediate family members (for individuals) and past, present and future direct and indirect parent entities, parent corporations, sister corporations, subsidiaries, related entities and affiliates, and, as applicable, their respective past and present general partners, limited partners, principals, shareholders, investors (however denominated), joint ventures, members, officers, directors, managers, managing directors, supervisors, employees, contractors, servants, consultants, auditors, accountants, financial advisors, professional advisors, investment bankers, representatives, insurers, reinsurers, receivers, trustees, trustors, agents, attorneys, legal representatives, professionals, predecessors, successors, assigns, assignors, legatees, devisees, estates, settlors, beneficiaries, heirs, executors, successors-in-interest, administrators, and any controlling person thereof.

The “Effective Date” will occur when an order entered by the Court approving the Settlement becomes final and no longer subject to appeal.

If you remain a Member of the Settlement Class, all of the Court’s orders will apply to you and legally bind you.

EXCLUDING YOURSELF FROM THE SETTLEMENT

If you do not want a payment from this Settlement, and you want to keep any right you may have to sue or continue to sue the Defendants and the other Released Defendants’ Parties in some other lawsuit as to the Released Claims in this lawsuit, then you must take steps to remove yourself from this lawsuit. You may wish to consult with your own counsel before excluding yourself or “opting out” of the Settlement. If more than a certain percentage of Settlement Class Members opt out or exclude themselves from the Settlement, Defendants may withdraw from and terminate the Settlement.

4. How do I exclude myself from the proposed settlement?

To exclude yourself from the Settlement, you must send a signed letter by mail stating that you “request exclusion from the Settlement Class in Farrar v. Workhorse Group, Inc., et al., Civil Action No. 2:21-cv-2072.” Your letter should state: the number of shares of Workhorse securities that the Person requesting exclusion held at the close of trading on March 20, 2020, the number of shares of Workhorse securities that the Person requesting exclusion purchased, acquired, sold, or disposed of during the Class Period, as well as the number of shares, dates and prices for each such purchase, acquisition, sale, and/or disposition. In addition, be sure to include your name, address, telephone number, and signature. You must mail your exclusion request so that it is received no later than _______ to:

Workhorse Securities Litigation c/o KCC Class Action Services, LLC P.O. Box 301133 Los Angeles, CA 90030-1133 (by regular or express mail)	Workhorse Securities Litigation c/o KCC Class Action Services, LLC 222 N. Pacific Coast Hwy, Suite 300 El Segundo, CA 90245 (by express delivery service)

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT
Case No. 2:21-CV-02072-CJC-PVC

Exhibit A-1-7

The request for exclusion shall not be effective unless it provides the required information and is made within the time stated above, or the exclusion is otherwise accepted by the Court. You cannot exclude yourself by telephone or by email. If you ask to be excluded, you will not get any Settlement payment and you cannot object to the Settlement. You will not be legally bound by anything that happens in this lawsuit, and you may be able to sue (or continue to sue) Defendants and the other Released Defendants’ Parties in the future. If you exclude yourself, do not send in a Claim Form to ask for any money and/or stock.

5. If I do not exclude myself from the Settlement, can I sue Workhorse and the other Released Defendants’ Parties later for the same alleged conduct?

No. Unless you exclude yourself, you give up any rights to sue Defendants and the other Released Defendants’ Parties for any and all Released Claims. Remember, the exclusion deadline is ________.

6. If I exclude myself from the Settlement, can I get money and/or stock from the proposed settlement?

No.

IF YOU DO NOTHING

7. What happens if I do nothing?

The judgment of the Court will be binding upon you if you do nothing. You will get no money and/or stock from this Settlement and you will be precluded from starting a lawsuit, continuing with a lawsuit, or being part of any other lawsuit against Defendants and the other Released Defendants’ Parties about the Released Claims in this case, ever again. To share in the Net Settlement Fund, you must submit a Claim Form (see Question 1). To start, continue, or be a part of any other lawsuit against Defendants and the other Released Defendants’ Parties about the Released Claims in this case, you must exclude yourself from this Settlement Class (see Question 4).

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT
Case No. 2:21-CV-02072-CJC-PVC

Exhibit A-1-8

THE LAWYERS REPRESENTING SETTLEMENT CLASS MEMBERS

8. Do I have a lawyer in this case?

The Court ordered that Lead Counsel Kahn Swick & Foti, LLC (“KSF”) represents all Settlement Class Members. The Court will determine the amount of Lead Counsel’s fees and expenses, which will be paid from the gross Settlement Fund. You will not be separately charged for these lawyers. If you want to be represented by your own lawyer, you may hire one at your own expense.

9. How will Lead Counsel be paid?

Lead Counsel will move the Court to award attorneys’ fees from the gross Settlement Fund in a total amount not greater than twenty-five percent (25%) of the gross Settlement Fund. Lead Counsel also will move the Court to award reimbursement of its expenses in an amount no greater than $130,000, plus interest, to be paid out of the Settlement Fund. Lead Counsel also intends to request the Court to grant awards to the Lead Plaintiff and Additional Plaintiff, in accordance with 15 U.S.C. § 78u-4(a)(4), not to exceed a value of $10,000, as reimbursement for their time and expenses in overseeing the prosecution of this Action, also to be paid out of the Settlement Fund.

10. How will the notice costs and expenses be paid?

Lead Counsel is authorized by the Stipulation to pay the Claims Administrator’s fees and expenses incurred in connection with giving notice, administering the settlement, and distributing the settlement proceeds to the members of the Settlement Class. The Claims Administrator’s fees and expenses will be paid out of the gross Settlement Fund. The Claims Administrator was selected through a competitive bidding process and multiple bids were reviewed and considered.

OBJECTING TO THE SETTLEMENT

You can tell the Court that you do not agree with the Settlement or some part of it.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT
Case No. 2:21-CV-02072-CJC-PVC

Exhibit A-1-9

11. How do I object to the Settlement?

If you are a Settlement Class Member, you can object to the Settlement or any of its terms, the proposed Plan of Allocation, and/or the application by Lead Counsel for an award of fees and expenses. You must write to the Court setting out your objection(s). You should state reasons why you think the Court should not approve any or all of the settlement terms or arrangements.

You must object in writing by sending a signed letter stating that you object to the proposed settlement in Farrar v. Workhorse Group, Inc., et al., Civil Action No. 2:21-cv-2072 (C.D. Cal.). Your objection must include a cover page identifying this case name and number and naming the hearing date of ____, at _____ in Courtroom 9B of the Ronald Reagan Federal Building and United States Courthouse, 411 West Fourth Street, Santa Ana, CA 92701. Be sure to include your name, address, telephone number, and signature; identify the date(s), price(s), and number of shares of all purchases and sales of Workhorse common stock you made during the Class Period and state the reasons why you object to the Settlement. Your objection must be postmarked on or before _____________ to the Court; Kahn Swick & Foti, LLC, on behalf of the Plaintiffs; and Counsel for the Defendants at the following addresses:

COURT:

Clerk of the Court

Ronald Reagan Federal Building and United States Courthouse,

411 West 4th Street

Santa Ana, CA 92701

FOR LEAD PLAINTIFF:

Lewis S. Kahn

KAHN SWICK & FOTI, LLC

1100 Poydras Street, Suite 3200

New Orleans, LA 70163

Lead Counsel for Lead Plaintiff Timothy M. Weis,

Additional Plaintiff Angelo Federico, and the Settlement Class

FOR DEFENDANTS WORKHORSE GROUP, INC. AND GREGORY ACKERSON:

John P. Stigi III

SHEPPARD, MULLLIN, RICHTER & HAMPTON LLP

1901 Avenue for the Stars, Suite 1600

Los Angeles, CA 90067

Counsel for Defendants Workhorse Group Inc. and Gregory Ackerson

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT
Case No. 2:21-CV-02072-CJC-PVC

Exhibit A-1-10

FOR DEFENDANTS DUANE HUGHES, STEVE SCHRADER, AND ROBERT WILLISON:

Richard H. Zelichov

KATTEN MUCHIN ROSENMAN LLP

2029 Century Park East, Suite 2600

Los Angeles, CA 90067

Counsel for Defendants Duane Hughes, Steve Schrader, and Robert Willison

You do not need to go to the Settlement Hearing to have your written objection considered by the Court.

At the Settlement Hearing, any Settlement Class Member who has not previously submitted a request for exclusion from the Settlement Class may appear and be heard, to the extent allowed by the Court, to state any objection to the settlement, the Plan of Allocation, or Lead Counsel’s motion for an award of attorneys’ fees and reimbursement of expenses. Any such objector may appear in person or arrange, at that objector’s expense, for a lawyer to represent the objector at the Settlement Hearing. If you or your representative intend to appear in person but have not submitted a written objection postmarked by ___________, it is recommended that you give advance notice to Lead Counsel and/or counsel for Defendants of your intention to attend the hearing in order to object and the basis for your objection. You may contact them at the addresses provided above.

Unless the Court orders otherwise, any Class Member who does not object in the manner described above will be deemed to have waived any objection and shall be forever foreclosed from making any objection to the proposed Settlement, the proposed Plan of Allocation, or Lead Counsel’s request for an award of attorneys’ fees and litigation expenses. Class Members do not need to appear at the hearing or take any other action to indicate their approval.

12. What is the difference between objecting to the Settlement and excluding myself from the Settlement?

Objecting is simply telling the Court that you do not like something about the proposed settlement. You can object only if you remain in the Settlement Class. Excluding yourself is telling the Court that you do not want to be part of the Settlement. If you exclude yourself, you have no basis to object because the Settlement no longer affects you.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT
Case No. 2:21-CV-02072-CJC-PVC

Exhibit A-1-11

THE COURT’S SETTLEMENT HEARING

The Court will hold a hearing to decide whether to approve the proposed settlement. You may attend and you may ask to speak, but you do not have to.

13. When and where will the Court decide whether to approve the proposed Settlement?

The Court will hold a Settlement Hearing on ________, at _____, in Courtroom 9B of the Ronald Reagan Federal Building and United States Courthouse, 411 West Fourth Street, Santa Ana, CA 92701. At this hearing, the Court will consider whether the Settlement is fair, reasonable, and adequate. The Court also will consider the proposed Plan of Allocation for the proceeds of the Settlement and the application of Lead Counsel for attorneys’ fees and reimbursement of expenses at the Settlement Hearing. The Court will take into consideration any written objections mailed in accordance with the instructions in the answer to Question 11. The Court also will listen to people who seek to speak at the hearing, but decisions regarding the conduct of the hearing will be made by the Court. See Question 11 for more information about speaking at the hearing. After the hearing, the Court will decide whether to approve the Settlement and how much to pay Lead Counsel. We do not know how long these decisions will take.

The Court may change the date and time of the Settlement Hearing. The Court may also order the hearing to be held remotely. Thus, if you want to come to the hearing, you should check with Lead Counsel before coming to be sure that the date and/or time has not changed.

GETTING MORE INFORMATION

14. Are there more details about the proposed settlement?

This Notice summarizes the proposed settlement. More details are contained in a Stipulation of Settlement dated _____________ (the “Stipulation”). You can get a copy of the Stipulation by writing to Lead Counsel at their address above.

You also can call the Claims Administrator toll-free at 844-787-0160; write to the Claims Administrator at info@WorkhorseSecuritiesLitigation.com; or visit the website at www.WorkhorseSecuritiesLitigation.com, where you will find a Claim Form, answers to common questions about the Settlement, and other information to help you determine whether you are a Settlement Class Member and whether you are eligible for a payment.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT
Case No. 2:21-CV-02072-CJC-PVC

Exhibit A-1-12

15. How do I get more information?

More detailed information concerning the matters involved in this Action, including the Stipulation and other Settlement-related documents, is available at www.WorkhorseSecuritiesLitigation.com. You may also inspect the papers filed in the Action at the Office of the Clerk, Ronald Reagan Federal Building and United States Courthouse, 411 West 4th Street, Room 1053, Santa Ana, CA 92701, during regular business hours. You may also contact Lead Counsel.

PLAN OF ALLOCATION OF NET SETTLEMENT FUND AMONG SETTLEMENT CLASS MEMBERS

This Plan of Allocation has been prepared by Plaintiffs and Lead Counsel with the assistance of their economic consultant. Defendants dispute that any damages were suffered by any Members of the Settlement Class.

The Settlement Amount of $35,000,000, consisting of $15,000,000 in Settlement Cash and approximately $20,000,000 in Settlement Stock, and the interest earned thereon, shall be the gross Settlement Fund. The gross Settlement Fund, less all taxes and approved costs, fees, and expenses (the “Net Settlement Fund”) shall be distributed to Members of the Settlement Class who submit acceptable Claim Forms (“Authorized Claimants”), substantially in accordance with the Plan of Allocation discussed below.

After receipt of the Settlement Stock, Lead Counsel shall, in its sole discretion, either: (i) sell the Settlement Stock with the proceeds of such sales placed in the Settlement Fund; or (ii) distribute the Settlement Stock to Settlement Class Members who submit a valid claim in two equal distributions. Each Authorized Claimant shall be paid based on the percentage of the Net Settlement Fund that each Authorized Claimant’s recognized loss bears to the total of the recognized losses of all Authorized Claimants (the “Pro Rata Share”), as determined by the Claims Administrator. The recognized loss formula is not intended to be an estimate of the amount a Settlement Class Member might have been able to recover after a trial, nor is it an estimate of the amount that will be paid to Authorized Claimants pursuant to the Settlement. The recognized loss formula is the basis upon which the Net Settlement Fund will be proportionately allocated to the Authorized Claimants.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT
Case No. 2:21-CV-02072-CJC-PVC

Exhibit A-1-13

The following proposed Plan of Allocation reflects the allegations in the AC that Defendants made materially false and misleading statements and omissions regarding the Company’s production and manufacturing capabilities, “backlog” of purchase orders, and positioning for the NGDV Contract and engaged in a scheme to defraud investors into believing, among other things, that Workhorse was capable of winning the NGDV Contract. The AC alleges that these misrepresentations resulted in the artificial inflation of the prices of the Company’s common stock during the Class Period from March 10, 2020, through May 10, 2021, inclusive. Defendants deny that they made any materially false or misleading statements or omissions or engaged in a scheme to defraud investors, and that those alleged misstatements and omissions or scheme resulted in the artificial inflation of the Company’s stock.

Shares eligible for recognizable losses are those shares of Workhorse’s common stock purchased or otherwise acquired from March 10, 2020, through May 10, 2021, inclusive.

PLAN OF ALLOCATION

1.	The objective of the Plan of Allocation is to equitably distribute the Settlement proceeds to those Settlement Class Members who Plaintiffs allege suffered economic losses as a result of the alleged violations of the federal securities laws as opposed to losses caused by market or industry factors or company-specific factors unrelated to the alleged violations of law. The Plan of Allocation reflects the allegations of the AC and the advice of Plaintiffs’ damages expert, including a review of publicly available information regarding Workhorse and statistical analysis of the price movements of Workhorse common stock and the price performance of relevant market and peer indices during the Class Period. The Plan of Allocation, however, is not a formal damages analysis.

2.	The calculations made pursuant to the Plan of Allocation are not intended to be estimates of, nor indicative of, the amounts that Settlement Class Members might have been able to recover after a trial. Nor are the calculations pursuant to the Plan of Allocation intended to be estimates of the amounts that will be paid to Authorized Claimants pursuant to the Settlement. The computations under the Plan of Allocation are only a method to weigh the claims of Authorized Claimants against one another for the purposes of making pro rata allocations of the Net Settlement Fund to Authorized Claimants.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT
Case No. 2:21-CV-02072-CJC-PVC

Exhibit A-1-14

3.	Plaintiffs allege that Defendants made false statements and omitted material facts during a period from March 10, 2020, through May 10, 2021, inclusive, which inflated the price of Workhorse common stock. Plaintiffs argue that multiple corrective disclosures released to the market during the Class Period revealed the allegedly misrepresented information, impacted the market price of Workhorse common stock, and partially removed alleged artificial inflation from the Workhorse common stock price on February 23, 2021 and May 10, 2021. Again, Defendants deny they made any false statements or omissions or that such alleged statements or omissions resulted in artificial inflation.

4.	Accordingly, in order to have a Recognized Loss under the Plan of Allocation, a Settlement Class Member who or which purchased or otherwise acquired Workhorse common stock during the Class Period must have held those shares through at least one of the dates where Plaintiffs allege new corrective information was released to the market and partially removed the alleged artificial inflation from the price of Workhorse common stock.

CALCULATION OF RECOGNIZED LOSS

5.	A Recognized Loss Amount will be calculated for each share of Workhorse common stock purchased or acquired during the Class Period from March 10, 2020, through May 10, 2021, inclusive, pursuant to Paragraphs 6 and 7 below. If the calculation of a Recognized Loss Amount for any particular share purchased or acquired during the Class Period results in a negative number, that number shall be set to zero.

6.	For each share of Workhorse common stock purchased or otherwise acquired from March 10, 2020 through February 22, 2021, inclusive, and:

i.	sold before February 23, 2021, the Recognized Loss Amount for each share shall be zero;

ii.	sold from February 23, 2021, up to and including May 9, 2021, the Recognized Loss Amount for each share is the lesser of: (i) the amount of artificial inflation per share on the date of purchase/acquisition as stated in Table 1 below minus the amount of artificial inflation per share on the date of sale as stated in Table 1 below; or (ii) the purchase/acquisition price minus the sale price;

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT
Case No. 2:21-CV-02072-CJC-PVC

Exhibit A-1-15

iii.	sold from May 10, 2021 through and including the close of market trading on August 6, 2021, the Recognized Loss Amount for each share is the least of: (i) the amount of artificial inflation per share on the date of purchase/acquisition as stated in Table 1 below; (ii) the purchase/acquisition price minus the average closing price between May 10, 2021 and the date of sale as stated on Table 2 below; or (iii) the purchase/acquisition price minus the sale price;

iv.	held as of the close of market trading on August 6, 2021, the Recognized Loss Amount for each share is the lesser of: (i) the amount of artificial inflation per share on the date of purchase/acquisition as stated in Table 1 below; or (ii) the purchase/acquisition price minus $12.08, the average closing price of Workhorse common stock between May 10, 2021 and August 6, 2021, as shown on the last line of Table 2 below.[2]

7.	For each share of Workhorse common stock purchased or otherwise acquired from February 23, 2021 through May 10, 2021, inclusive, and:

i.	sold before May 10, 2021, the Recognized Loss Amount for each share shall be zero;

ii.	sold from May 10, 2021 through and including the close of market trading on August 6, 2021, the Recognized Loss Amount for each share is the least of: (i) the amount of artificial inflation per share on the date of purchase/acquisition as stated in Table 1 below; (ii) the purchase/acquisition price minus the average closing price between May 10, 2021 and the date of sale as stated on Table 2 below; or (iii) the purchase/acquisition price minus the sale price;

[2]	Pursuant to Section 21D(e)(1) of the Exchange Act, “in any private action arising under this title in which the plaintiff seeks to establish damages by reference to the market price of a security, the award of damages to the plaintiff shall not exceed the difference between the purchase or sale price paid or received, as appropriate, by the plaintiff for the subject security and the mean trading price of that security during the 90-day period beginning on the date on which the information correcting the misstatement or omission that is the basis for the action is disseminated to the market.” Consistent with the requirements of the Exchange Act, Recognized Loss Amounts are reduced to an appropriate extent by taking into account the closing prices of Workhorse common stock during the “90-day look-back period,” May 10, 2021 through and including August 6, 2021. The mean (average) closing price for Workhorse common stock during this 90-day look-back period was $12.08.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT
Case No. 2:21-CV-02072-CJC-PVC

Exhibit A-1-16

iii.	held as of the close of market trading on August 6, 2021, the Recognized Loss Amount for each share is the lesser of: (i) the amount of artificial inflation per share on the date of purchase/acquisition as stated in Table 1 below; or (ii) the purchase/acquisition price minus $12.08, the average closing price of Workhorse common stock between May 10, 2021 and August 6, 2021, as shown on the last line of Table 2 below.[2]

ADDITIONAL PROVISIONS

8.	The sum of a Claimant’s Recognized Loss Amounts will be the Claimant’s “Recognized Claim.” The Recognized Claim shall be the amount used to calculate the Authorized Claimant’s pro rata share of the Net Settlement Fund. If the sum total of Recognized Claims of all Authorized Claimants who are entitled to receive payment out of the Net Settlement Fund is greater than the Net Settlement Fund, each Authorized Claimant shall receive his, her, or its pro rata share of the Net Settlement Fund. The pro rata share shall be the Authorized Claimant’s Recognized Claim divided by the total of Recognized Claims of all Authorized Claimants, multiplied by the total amount in the Net Settlement Fund.

9.	If a Settlement Class Member has more than one purchase/acquisition or sale of Workhorse common stock during the Class Period, all purchases/ acquisitions and sales shall be matched on a First In, First Out (“FIFO”) basis. Class Period sales will be matched first against any holdings at the beginning of the Class Period, and then against purchases/acquisitions in chronological order, beginning with the earliest purchase/acquisition made during the Class Period.

10.	Purchases or acquisitions of Workhorse common stock shall be deemed to have occurred on the “contract” or “trade” date as opposed to the “settlement” or “payment” date. The receipt or grant by gift, inheritance or operation of law of Workhorse common stock during the Class Period shall not be deemed a purchase, acquisition, or sale of these Workhorse common stock shares for the calculation of an Authorized Claimant’s Recognized Claim, nor shall the receipt or grant be deemed an assignment of any claim relating to the purchase/acquisition of such shares of Workhorse common stock unless (i) the donor or decedent purchased or otherwise acquired such shares of Workhorse common stock during the Class Period; (ii) no Claim Form was submitted by or on behalf of the donor, on behalf of the decedent, or by anyone else with respect to such shares of Workhorse common stock; and (iii) it is specifically so provided in the instrument of gift or assignment.

[2]	As described in footnote 1, the mean (average) closing price for Workhorse common stock during the 90-day look-back period was $12.08.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT
Case No. 2:21-CV-02072-CJC-PVC

Exhibit A-1-17

11.	The date of covering a “short sale” is deemed to be the date of purchase or acquisition of the Workhorse common stock shares. The date of a “short sale” is deemed to be the date of sale of Workhorse common stock. In accordance with the Plan of Allocation, however, the Recognized Loss Amount on “short sales” and any purchases/acquisitions covering “short sales” is zero. In the event that a Claimant has an opening short position in Workhorse common stock, the earliest Class Period purchases or acquisitions shall be matched against such opening short position, and not be entitled to a recovery, until that short position is fully covered.

12.	With respect to Workhorse common stock purchased or sold through the exercise of an option, the purchase/sale date of the common stock is the exercise date of the option and the purchase/sale price is the exercise price of the option.

13.	The Net Settlement Fund will be allocated among all Authorized Claimants whose claims are valued at $20 or greater. If the prorated payment to any Authorized Claimant calculates to less than $20, it will not be included in the calculation and no distribution will be made to that Authorized Claimant.

14.	After the initial distribution of the Net Settlement Fund, the Claims Administrator will make reasonable and diligent efforts to have Authorized Claimants cash their distribution checks. To the extent any monies or shares of Workhorse common stock remain in the Net Settlement Fund six (6) months after the initial distribution, if Lead Counsel, in consultation with the Claims Administrator, determine that it is cost-effective to do so, the Claims Administrator will conduct a re-distribution of the funds remaining after payment of any unpaid fees and expenses incurred in administering the Settlement, including for such re-distribution, to Authorized Claimants who have cashed their initial distributions and who would receive at least $20 in cash and/or stock from such re-distribution. Additional re-distributions to Authorized Claimants who have cashed their prior checks and who would receive at least $10 in cash and/or stock on such additional re-distributions may occur thereafter if Lead Counsel, in consultation with the Claims Administrator, determine that additional re-distributions would be cost-effective, after the deduction of any additional fees and expenses incurred in administering the Settlement, including for such re-distributions. At such time as it is determined that the re-distribution of funds and/or shares remaining in the Net Settlement Fund is not cost-effective, the remaining balance will be contributed to non-sectarian, not-for-profit, 501(c)(3) organization(s), to be recommended by Lead Counsel and approved by the Court.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT
Case No. 2:21-CV-02072-CJC-PVC

Exhibit A-1-18

15.	Payment pursuant to the Plan of Allocation, or such other plan as may be approved by the Court, shall be conclusive against all Authorized Claimants. No person shall have any claim against Plaintiffs, Lead Counsel, Plaintiffs’ damages expert, or other agent designated by Lead Counsel, Defendants, Defendants’ Counsel, or any other Plaintiffs’ Releasees or Defendants’ Releasees, or the Claims Administrator arising from determinations or distributions to Claimants made substantially in accordance with the Stipulation, the plan of allocation approved by the Court, or further Orders of the Court. Plaintiffs, Defendants, and their respective counsel, and all of Releasing Plaintiffs’ Parties or Released Defendants’ Parties shall have no liability whatsoever for the investment or distribution of the Settlement Fund, the Plan of Allocation, the determination, administration, calculation, or payment of any Claim or any actions taken (or not taken) by the Claims Administrator, the payment or withholding of taxes owed by the Settlement Fund, or any losses incurred in connection therewith.

16.	The Plan of Allocation set forth herein is the plan that is being proposed by the Plaintiffs and Lead Counsel to the Court for approval. The Court may approve this Plan of Allocation as proposed or it may modify the Plan without further notice to the Settlement Class. Any orders regarding a modification of the Plan of Allocation will be posted to the website for this Settlement, www.WorkhorseSecuritiesLitigation.com.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT
Case No. 2:21-CV-02072-CJC-PVC

Exhibit A-1-19

TABLE 1

Common Share Alleged Artificial Inflation

Purchase/Acquisition Date	Alleged Artificial Inflation Per Share:
March 10, 2020 – February 22, 2021	(55% * Transaction Price) + $0.01, Not to Exceed $15.98
February 23, 2021 – May 9, 2021	(15% * Transaction Price) + $0.01, Not to Exceed $1.46
May 10, 2021	$0.01

TABLE 2

Workhorse Common Share Price and Average 90-Day Look-Back Price

May 10, 2021– August 6, 2021

Date:	Workhorse Common Stock Closing Price:	Workhorse Common Stock Average Closing Price Between May 10, 2021 and Date Shown Closing Price:
May 10, 2021	$8.20	$8.20
May 11, 2021	$8.24	$8.22
May 12, 2021	$7.69	$8.04
May 13, 2021	$7.48	$7.90
May 14, 2021	$8.10	$7.94
May 17, 2021	$8.25	$7.99
May 18, 2021	$9.00	$8.14
May 19, 2021	$8.99	$8.24
May 20, 2021	$8.58	$8.28
May 21, 2021	$8.46	$8.30
May 24, 2021	$8.31	$8.30
May 25, 2021	$8.14	$8.29
May 26, 2021	$9.13	$8.35
May 27, 2021	$9.62	$8.44
May 28, 2021	$9.37	$8.50
June 1, 2021	$9.63	$8.57
June 2, 2021	$11.52	$8.75
June 3, 2021	$14.77	$9.08

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT
Case No. 2:21-CV-02072-CJC-PVC

Exhibit A-1-20

Date:	Workhorse Common Stock Closing Price:	Workhorse Common Stock Average Closing Price Between May 10, 2021 and Date Shown Closing Price:
June 4, 2021	$13.05	$9.29
June 7, 2021	$13.94	$9.52
June 8, 2021	$15.58	$9.81
June 9, 2021	$16.90	$10.13
June 10, 2021	$15.06	$10.35
June 11, 2021	$15.53	$10.56
June 14, 2021	$15.05	$10.74
June 15, 2021	$14.15	$10.87
June 16, 2021	$14.90	$11.02
June 17, 2021	$14.45	$11.15
June 18, 2021	$14.87	$11.27
June 21, 2021	$14.54	$11.38
June 22, 2021	$14.54	$11.49
June 23, 2021	$15.91	$11.62
June 24, 2021	$15.49	$11.74
June 25, 2021	$15.61	$11.85
June 28, 2021	$16.96	$12.00
June 29, 2021	$17.20	$12.14
June 30, 2021	$16.59	$12.26
July 1, 2021	$15.64	$12.35
July 2, 2021	$14.17	$12.40
July 6, 2021	$13.84	$12.44
July 7, 2021	$12.51	$12.44
July 8, 2021	$12.90	$12.45
July 9, 2021	$12.98	$12.46
July 12, 2021	$12.79	$12.47
July 13, 2021	$12.27	$12.46
July 14, 2021	$11.43	$12.44
July 15, 2021	$11.68	$12.43
July 16, 2021	$11.17	$12.40
July 19, 2021	$11.22	$12.38
July 20, 2021	$11.31	$12.35
July 21, 2021	$11.65	$12.34
July 22, 2021	$11.21	$12.32

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT
Case No. 2:21-CV-02072-CJC-PVC

Exhibit A-1-21

Date:	Workhorse Common Stock Closing Price:	Workhorse Common Stock Average Closing Price Between May 10, 2021 and Date Shown Closing Price:
July 23, 2021	$10.79	$12.29
July 26, 2021	$11.40	$12.27
July 27, 2021	$11.01	$12.25
July 28, 2021	$11.30	$12.23
July 29, 2021	$11.74	$12.22
July 30, 2021	$11.54	$12.21
August 2, 2021	$11.20	$12.20
August 3, 2021	$10.71	$12.17
August 4, 2021	$10.41	$12.14
August 5, 2021	$10.58	$12.12
August 6, 2021	$10.10	$12.08

SPECIAL NOTICE TO SECURITIES BROKERS AND OTHER NOMINEES

If you purchased common stock of Workhorse from March 10, 2020, to May 10, 2021, inclusive, for the beneficial interest of a person or organization other than yourself, the Court has directed that WITHIN TEN DAYS OF YOUR RECEIPT OF THIS NOTICE, you either (a) provide to the Claims Administrator the name, email address, and last known address of each person or organization for whom or which you purchased Workhorse common stock during such time period or (b) request additional copies of the Postcard Notice, which will be provided to you free of charge, and within ten (10) days mail the Postcard Notice directly to the beneficial owners of that Workhorse common stock. If you choose to follow alternative procedure (b), the Court has directed that upon such mailing, you send a statement to the Claims Administrator confirming that the mailing was made as directed. You are entitled to reimbursement from the Settlement Fund of your reasonable out-of-pocket expenses actually incurred in connection with the foregoing up to $0.03 for providing names, addresses, and email addresses to the Claims Administrator; up to a maximum of $0.03 per Postcard Notice mailed by you, plus postage at the rate used by the Claims Administrator; or $0.03 per notice sent by email. Those expenses will be paid upon request and submission of appropriate supporting documentation. All communications concerning the foregoing should be addressed to the Claims Administrator via email at Notifications@kccllc.com or by mail:

Workhorse Securities Litigation c/o KCC Class Action Services, LLC P.O. Box 301133 Los Angeles, CA 90030-1133 (by regular or express mail)	Workhorse Securities Litigation c/o KCC Class Action Services, LLC 222 N. Pacific Coast Hwy, Suite 300 El Segundo, CA 90245 (by express delivery service)

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT
Case No. 2:21-CV-02072-CJC-PVC

Exhibit A-1-22

If you choose to mail the Notice and Claim Form yourself, you may obtain from the Claims Administrator (without cost to you) as many additional copies of these documents as you will need to complete the mailing.

DATED:

THE HONORABLE CORMAC J. CARNEY
UNITED STATES DISTRICT COURT
CENTRAL DISTRICT OF CALIFORNIA

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT
Case No. 2:21-CV-02072-CJC-PVC

Exhibit A-1-23

KAHN SWICK & FOTI, LLC

Kim E. Miller (SBN 178370)

kim.miller@ksfcounsel.com

250 Park Avenue, 7th Floor

New York, NY 10177

Telephone: (212) 696-3730

Facsimile: (504) 455-1498

Lead Counsel for Lead Plaintiff Timothy M. Weis,

Additional Plaintiff Angelo Federico, and the Class

UNITED STATES DISTRICT COURT

CENTRAL DISTRICT OF CALIFORNIA

SAM FARRAR, Individually and on Behalf of All Others Similarly Situated, Plaintiff, v. WORKHORSE GROUP, INC., DUANE HUGHES, STEVE SCHRADER, ROBERT WILLISON, and GREGORY ACKERSON Defendants.	Case No. 2:21-cv-02072-CJC-PVC CLASS ACTION EXHIBIT A-2 PROOF OF CLAIM

Deadline for Submission: ____________

If you purchased or otherwise acquired Workhorse Group, Inc. (“Workhorse” or the “Company”) common stock (ticker symbol “WKHS”) between March 10, 2020 and May 10, 2021, inclusive, you could get a payment from a class action settlement.

IF YOU ARE A SETTLEMENT CLASS MEMBER, YOU MUST COMPLETE AND SUBMIT THIS FORM IN ORDER TO BE ELIGIBLE FOR ANY SETTLEMENT BENEFITS.

YOU MUST COMPLETE AND SIGN THIS PROOF OF CLAIM AND RELEASE (“PROOF OF CLAIM”) AND SUBMIT IT ELECTRONICALLY OR MAIL IT BY FIRST CLASS MAIL, POSTMARKED NO LATER THAN ___________, TO THE FOLLOWING ADDRESS:

Workhorse Securities Litigation c/o KCC Class Action Services, LLC P.O. Box 301133 Los Angeles, CA 90030-1133 (by regular or express mail)	Workhorse Securities Litigation c/o KCC Class Action Services, LLC 222 N. Pacific Coast Hwy, Suite 300 El Segundo, CA 90245 (by express delivery service)

YOUR FAILURE TO SUBMIT YOUR CLAIM BY ____________, WILL SUBJECT YOUR CLAIM TO REJECTION AND PRECLUDE YOUR RECEIVING ANY MONEY IN CONNECTION WITH THE SETTLEMENT OF THIS ACTION. DO NOT MAIL OR DELIVER YOUR CLAIM TO THE COURT OR TO ANY OF THE PARTIES OR THEIR COUNSEL AS ANY SUCH CLAIM WILL BE DEEMED NOT TO HAVE BEEN SUBMITTED. SUBMIT YOUR CLAIM ONLY TO THE CLAIMS ADMINISTRATOR.

PROOF OF CLAIM
Case No. 2:21-CV-02072-CJC-PVC

Exhibit A-2-1

CLAIMANT’S STATEMENT

1. I (we) purchased Workhorse common stock and was (were) damaged thereby. (Do not submit this Proof of Claim if you did not purchase Workhorse common stock during the designated Class Period).

2. By submitting this Proof of Claim, I (we) state that I (we) believe in good faith that I am (we are) a Settlement Class Member(s) as defined above and in the Notice of Proposed Settlement of Class Action (the “Notice”), or am (are) acting for such person(s); that I am (we are) not a Defendant in the Actions or anyone excluded from the Class; that I (we) have read and understand the Notice; that I (we) believe that I am (we are) entitled to receive a share of the Net Settlement Fund, as defined in the Notice; that I (we) elect to participate in the proposed Settlement described in the Notice; and that I (we) have not filed a request for exclusion. (If you are acting in a representative capacity on behalf of a Settlement Class Member [e.g., as an executor, administrator, trustee, or other representative], you must submit evidence of your current authority to act on behalf of that Settlement Class Member. Such evidence would include, for example, letters testamentary, letters of administration, or a copy of the trust documents.)

3. I (we) consent to the jurisdiction of the Court with respect to all questions concerning the validity of this Proof of Claim. I (we) understand and agree that my (our) claim may be subject to investigation and discovery under the Federal Rules of Civil Procedure, provided that such investigation and discovery shall be limited to my (our) status as a Settlement Class Member(s) and the validity and amount of my (our) claim. No discovery shall be allowed on the merits of the Action or Settlement in connection with processing of the Proof of Claim.

4. I (we) have set forth where requested below all relevant information with respect to each purchase of Workhorse common stock shares during the Class Period, and each sale, if any. I (we) agree to furnish additional information to the Claims Administrator to support this claim if requested to do so.

5. I (we) have enclosed photocopies of the stockbroker’s confirmation slips, stockbroker’s statements, or other documents evidencing each purchase, sale, or retention of Workhorse common stock listed below in support of our claim. (IF ANY SUCH DOCUMENTS ARE NOT IN YOUR POSSESSION, PLEASE OBTAIN A COPY OR EQUIVALENT DOCUMENTS FROM YOUR BROKER BECAUSE THESE DOCUMENTS ARE NECESSARY TO PROVE AND PROCESS YOUR CLAIM.)

PROOF OF CLAIM
Case No. 2:21-CV-02072-CJC-PVC

Exhibit A-2-2

6. I (we) understand that the information contained in this Proof of Claim is subject to such verification as the Claims Administrator may request or as the Court may direct, and I (we) agree to cooperate in any such verification. (The information requested herein is designed to provide the minimum amount of information necessary to process most simple claims. The Claims Administrator may request additional information as required to efficiently and reliably calculate your recognized claim. In some cases, the Claims Administrator may condition acceptance of the claim based upon the production of additional information, including, where applicable, information concerning transactions in any derivatives securities such as options.)

7. Upon the occurrence of the Effective Date, as defined in the Notice, I (we) agree and acknowledge that my (our) signature(s) hereto shall effect and constitute a full and complete release, remise and discharge by me (us) and my (our) heirs, joint tenants, tenants in common, beneficiaries, executors, administrators, predecessors, successors, attorneys, insurers and assigns (or, if I am (we are) submitting this Proof of Claim on behalf of a corporation, a partnership, estate or one or more other persons, by it, him, her or them, and by its, his, her or their heirs, executors, administrators, predecessors, successors, and assigns) of all of the Released Claims (including Unknown Claims) against each of the “Released Defendants’ Parties”, as defined in the Notice.

NOTICE REGARDING ELECTRONIC FILES: Claimants may submit information regarding their transactions in electronic files. All Claimants MUST submit a signed Proof of Claim form whether or not they submit electronic files. If you wish to file your claim electronically, you must contact the Claims Administrator toll-free at 1-844-787-0160 or visit their website at www.WorkhorseSecuritiesLitigation.com, to obtain the required file layout. No electronic files will be considered to have been properly submitted unless the Claims Administrator issues to the Claimant a written acknowledgment of receipt and acceptance of electronic submission.

PROOF OF CLAIM
Case No. 2:21-CV-02072-CJC-PVC

Exhibit A-2-3

PART I - CLAIMANT INFORMATION

Beneficial Owner’s First Name MI Beneficial Owner’s Last Name
Co-Beneficial Owner’s First Name MI Co-Beneficial Owner’s Last Name
Entity Name (if claimant is not an individual)
Representative or Custodian Name (if different from Beneficial Owner(s) listed above)
Address 1:
Address 2:
City	State	ZIP
Foreign Province	Foreign Country
Day Phone	Evening Phone
Email Address
Account Number:

Specify one of the following:

☐ Individual(s)    ☐ Corporation ☐ UGMA Custodian     ☐ IRA     ☐ Partnership      ☐ Estate     ☐ Trust

☐ Other:

Enter Taxpayer Identification Number below for the Beneficial Owner(s).

Social Security No. (for individuals) estates,	or	Taxpayer Identification No. (for trusts, corporations, etc.)

PROOF OF CLAIM
Case No. 2:21-CV-02072-CJC-PVC

Exhibit A-2-4

PART II - TRANSACTIONS IN WORKHORSE COMMON STOCK

Beginning Holdings: State the total number of shares of Workhorse common stock owned at the open of trading on March 10, 2020 long or short (must be documented).

Purchases:

A. Separately list each and every purchase of Workhorse common stock during the period from March 10, 2020, to August 6, 2021, inclusive, and provide the following information (must be documented):

Trade Date (List Chronologically) (Month/Day/Year)	Number of Shares Purchased	Price	Total Cost (Excluding Commissions, Taxes, and Fees)	Transaction Type (P/R)*

*	P – Purchase, R – Received (Transfer-In)

Sales:

B. Separately list each and every sale of Workhorse common stock during the period from March 10, 2020, to August 6, 2021, inclusive, and provide the following information (must be documented):

Trade Date (List Chronologically) (Month/Day/Year)	Number of Shares Sold	Price	Amount Received (Excluding Commissions, Taxes, and Fees)	Transaction Type (S/D)*

*	S – Sale, D – Delivery (Transfer-Out)

Ending Holdings: State the total number of Workhorse common stock owned at the close of trading on August 6, 2021, long or short (must be documented).

If additional space is needed, attach separate, numbered sheets, giving all required information, substantially in the same format, and print your name and Social Security or Taxpayer Identification number at the top of each sheet.

PROOF OF CLAIM
Case No. 2:21-CV-02072-CJC-PVC

Exhibit A-2-5

Certification

I (We) certify that I am (we are) NOT subject to backup withholding under the provisions of Section 3406 (a)(1)(c) of the Internal Revenue Code because: (a) I am (We are) exempt from backup withholding, or (b) I (We) have not been notified by the I.R.S. that I am (we are) subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the I.R.S. has notified me (us) that I am (we are) no longer subject to backup withholding.

NOTE: If you have been notified by the I.R.S. that you are subject to backup withholding, please strike out the language that you are not subject to backup withholding in the certification above.

UNDER THE PENALTIES OF PERJURY, I (WE) CERTIFY THAT ALL OF THE INFORMATION I (WE) PROVIDED ON THIS PROOF OF CLAIM AND RELEASE FORM IS TRUE, CORRECT AND COMPLETE.

Signature of Claimant (If this claim is being made on behalf of Joint Claimants, then each must sign)

(Signature)

(Signature)

(Capacity of person(s) signing, e.g. beneficial
purchaser(s), executor, administrator, trustee, etc.)
(See Item 2 on Page 2 for instructions)

Date: ____________________

PROOF OF CLAIM
Case No. 2:21-CV-02072-CJC-PVC

Exhibit A-2-6

REMINDER CHECKLIST

●	Please be sure to sign this Proof of Claim. If this Proof of Claim is submitted on behalf of joint claimants, then both claimants must sign.

●	Please remember to attach supporting documents. Do NOT send any stock certificates. Keep copies of everything you submit.

●	Do NOT use highlighter on the Proof of Claim or any supporting documents.

●	If you move after submitting this Proof of Claim, please notify the Claims Administrator of the change in your address.

PROOF OF CLAIM
Case No. 2:21-CV-02072-CJC-PVC

Exhibit A-2-7

KAHN SWICK & FOTI, LLC

Kim E. Miller (SBN 178370)

kim.miller@ksfcounsel.com

250 Park Avenue, 7th Floor

New York, NY 10177

Telephone: (212) 696-3730

Facsimile: (504) 455-1498

Lead Counsel for Lead Plaintiff Timothy M. Weis,

Additional Plaintiff Angelo Federico, and the Settlement Class

UNITED STATES DISTRICT COURT

CENTRAL DISTRICT OF CALIFORNIA

SAM FARRAR, Individually and on Behalf of All Others Similarly Situated, Plaintiff, v. WORKHORSE GROUP, INC., DUANE HUGHES, STEVE SCHRADER, ROBERT WILLISON, and GREGORY ACKERSON Defendants.

Case No. 2:21-cv-02072-CJC-PVC

CLASS ACTION

EXHIBIT A-3

SUMMARY NOTICE OF (I) PENDENCY OF CLASS ACTION AND PROPOSED SETTLEMENT; (II) SETTLEMENT HEARING; AND (III) MOTION FOR ATTORNEY’S FEES AND EXPENSES

TO:	ALL PERSONS WHO purchased or otherwise acquired WORKHORSE GROUP, INC. common stock (trading symbol “WKHS”) between MARCH 10, 2020, and MAY 10, 2021, inclusive:

YOU ARE HEREBY NOTIFIED, pursuant to an Order of the United States District Court for the Central District of California, that a hearing will be held on ________________, at _________, before the Honorable Cormac J. Carney in Courtroom 9B of the Ronald Reagan Federal Building and United States Courthouse, 411 West Fourth Street, Santa Ana, CA 92701, for the purpose of determining: (1) whether the proposed Settlement for the sum of $35,000,000 ($15,000,000 in cash and $20,000,000 in shares of Workhorse common stock) should be approved by the Court as fair, reasonable, and adequate; (2) whether, after the hearing, this Action should be dismissed with prejudice pursuant to the terms and conditions set forth in the Stipulation of Settlement dated as of January 13, 2023; (3) whether the proposed Plan of Allocation is fair, reasonable, and adequate and should be approved; and (4) whether the application of Lead Counsel for the payment of attorneys’ fees and reimbursement of expenses incurred in this Action, and an application of Lead Plaintiff and Additional Plaintiff for compensatory awards, should be approved.

If you purchased Workhorse Group, Inc. (“Workhorse” or the “Company”) common stock (trading symbol “WKHS”) between March 10, 2020, and May 10, 2021, inclusive, your rights may be affected by the Settlement of this Action. Please visit the website at www.WorkhorseSecuritiesLitigation.com to obtain copies of the Notice of Pendency and Proposed Settlement of Class Action (“Notice”) and the Proof of Claim and Release. You may also obtain copies of these documents by writing to info@WorkhorseSecuritiesLitigation.com or by calling the Claims Administrator toll-free at 844-787-0160. The Notice contains details about this Action and Settlement, including what you must do to file a Proof of Claim, exclude yourself from the Settlement, or object to the Settlement. If you are a Settlement Class Member, in order to share in the distribution of the Net Settlement Fund, you must submit a Proof of Claim and Release electronically by, or mail it postmarked no later than, ______________, establishing that you are entitled to recovery.

SUMMARY NOTICE
Case No. 2:21-CV-02072-CJC-PVC

Exhibit A-3-1

If you desire to be excluded from the Settlement Class, you must submit a Request for Exclusion postmarked by ___________, in the manner and form explained in the detailed Notice referred to above. All Members of the Settlement Class who have not timely and validly requested exclusion from the Settlement Class will be bound by any judgment entered in the Action pursuant to the terms and conditions of the Stipulation of Settlement. Please note that if you exclude yourself from the Settlement Class and decide to pursue your own action individually, you may not be able to pursue certain claims due to the expiration of certain applicable statutes of repose.

Your objection(s) must be mailed on or before ___________, to: the Court, Lead Counsel Kahn Swick & Foti, LLC, and Counsel for Defendants, at the following addresses:

COURT:

Clerk of the Court

Ronald Reagan Federal Building and United States Courthouse,

411 West 4th Street

Santa Ana, CA 92701

LEAD COUNSEL:

Lewis S. Kahn

KAHN SWICK & FOTI, LLC

1100 Poydras Street, Suite 3200

New Orleans, LA 70163

Lead Counsel for Lead Plaintiff Timothy M. Weis,

Additional Plaintiff Angelo Federico, and the Settlement Class

SUMMARY NOTICE
Case No. 2:21-CV-02072-CJC-PVC

Exhibit A-3-2

FOR DEFENDANTS WORKHORSE GROUP, INC. AND GREGORY ACKERSON:

John P. Stigi III

SHEPPARD, MULLLIN, RICHTER & HAMPTON LLP

1901 Avenue for the Stars, Suite 1600

Los Angeles, California 90067

Counsel for Defendants Workhorse Group, Inc. and Gregory Ackerson

FOR DEFENDANTS DUANE HUGHES, STEVE SCHRADER, AND ROBERT WILLISON:

Richard H. Zelichov

KATTEN MUCHIN ROSENMAN LLP

2029 Century Park East, Suite 2600

Los Angeles, CA 90067

Counsel for Defendants Duane Hughes, Steve Schrader, and Robert Willison

PLEASE DO NOT CONTACT THE COURT OR THE CLERK’S OFFICE REGARDING THIS NOTICE. If you have any questions about the Settlement, you may contact Lead Counsel at the address listed above.

DATED: ________________
THE HONORABLE CORMAC J. CARNEY UNITED STATES DISTRICT COURT CENTRAL DISTRICT OF CALIFORNIA

SUMMARY NOTICE
Case No. 2:21-CV-02072-CJC-PVC

Exhibit A-3-3

Workhorse Securities Litigation

COURT-ORDERED LEGAL NOTICE

Farrar v. Workhorse Group, Inc., et al.,

Case No. 2:21-cv-02072 (C.D. Cal.)

Your legal rights may be affected by this securities class action settlement. You may be eligible for a CASH and/or STOCK payment. Please read it carefully.

For more information, please visit: www.WorkhorseSecuritiesLitigation.com or email: info@WorkhorseSecuritiesLitigation.com;

or call toll-free 844-787-0160.

NOTICE NUMBER «NoticeID»

NoticeID

Postal Service: Please Do Not Mark or Cover Barcode

[NAME1]

[ADDR1]

[CITY] [ST] [ZIP]

[COUNTRY]

Exhibit A-4-1

THIS POSTCARD PROVIDES ONLY LIMITED INFORMATION ABOUT THIS SETTLEMENT.

Please visit www.WorkhorseSecuritiesLitigation.com for more information.

The Lawsuit: There has been a proposed Settlement of all claims against Workhorse Group, Inc. (“Workhorse”) and certain of its former and current officers. The Settlement resolves a lawsuit in which Plaintiffs allege that, in violation of the federal securities laws, Workhorse and certain of its former and current officers misled investors by making materially false and misleading statements and causing damages to Settlement Class Members. Defendants have denied, and continue to deny, any and all allegations of wrongdoing.

Who is included in the Settlement? You may be a Member of the Settlement Class if you purchased or otherwise acquired Workhorse common stock between March 10, 2020, and May 10, 2021, inclusive.

What does the Settlement provide? The Settlement provides that, in exchange for the dismissal and release of all claims against all Defendants related to the allegations in this lawsuit, Defendants will pay $15,000,000 in cash (the “Settlement Cash”) and $20,000,000 in shares of Workhorse common stock (the “Settlement Stock” and, together with the Settlement Cash, the “Settlement Fund”). The Settlement Fund, plus accrued interest, after deduction of Court-awarded attorneys’ fees and expenses, compensatory awards to Lead Plaintiff and Additional Plaintiff, notice and administration costs, and taxes, will be allocated among Settlement Class Members who submit valid claims. If you are a Settlement Class Member, your pro rata share of the Settlement Fund will depend on the number of valid claims submitted, and the number, size, and timing of your transactions.

What are my rights?

File a Claim: To be eligible to receive a payment from the Settlement, you must electronically submit or mail a valid Claim Form by _________. To download a detailed Notice and Claim Form, visit www.WorkhorseSecuritiesLitigation.com. Do Nothing: If you do nothing, you will not receive any benefits, but you will be bound by the decisions of the Court.

Opt Out: If you do not wish to participate in the Settlement, you may exclude yourself from the Settlement. To exclude yourself, you must do so in writing by _________. If you exclude yourself, you will not receive money from this Settlement.

Object: You may object to the Settlement by submitting a written objection to the Court and the Parties by _________ or appearing to be heard at the Final Settlement Hearing.

Other Important Dates: The Court will hold a Final Settlement Hearing in this case on _________, at ______, before the Hon. Cormac J. Carney in Courtroom 9B of the Ronald Reagan Federal Building and United States Courthouse, 411 West Fourth Street, Santa Ana, CA 92701 to consider whether to approve the Settlement and a request for attorneys’ fees, costs, and expenses to be paid out of the Settlement Fund. You and/or your attorney may attend the hearing, but you do not have to.

Where can I get more information? For more details, including information on objecting or filing an opt-out, or to file a claim, visit the Settlement website at www.WorkhorseSecuritiesLitigation.com, or call the Claims Administrator toll-free at 844-787-0160.

Exhibit A-4-2